Exhibit (a)(1)(A)
LIBERTY GLOBAL, INC.
OFFER TO EXCHANGE
CERTAIN OUTSTANDING STOCK OPTIONS
AND STOCK APPRECIATION RIGHTS
FOR NEW STOCK APPRECIATION RIGHTS
The Exchange Offer and withdrawal rights will expire at 11:59 p.m., Eastern Time, on June 16, 2009, unless extended by us.
          Liberty Global, Inc. (“we,” “us,” “our” or “LGI”) is offering employees and consultants of LGI and its subsidiaries the opportunity to exchange (the “Exchange Offer”) some or all of their stock options and stock appreciation rights for LGI Series A common stock, par value $0.01 per share (“LBTYA”), and LGI Series C common stock, par value $0.01 per share (“LBTYK”), whether vested or unvested, that were granted in 2007 or 2008 under our 2005 Incentive Plan and which have an exercise or base price that is greater than the 52-week high closing sale price of LBTYA or LBTYK, as applicable, on the expiration date for the Exchange Offer (each, an “Eligible Award”), for new stock appreciation rights with respect to shares of LBTYA or LBTYK (“New SARs”). Our directors and those executive officers and key employees who participate in our Senior Executive Performance Incentive Plan are not eligible to participate in the Exchange Offer.
          If you elect to participate in the Exchange Offer, for every two Eligible Awards you tender with the same grant date and for the same series of our common stock, you will receive one New SAR. As used herein, one Eligible Award means a stock option for, or SAR with respect to, one share of LBTYA or LBTYK, and one New SAR means a New SAR with respect to one share of LBTYA or LBTYK.
          You may elect to participate in the Exchange Offer as to only a portion of your Eligible Awards, and you may elect to tender Eligible Awards for only LBTYA or LBTYK. However, if you tender for exchange an Eligible Award for either LBTYA or LBTYK, all Eligible Awards with the same grant date and for the same series of our common stock must be tendered for exchange.
          The New SARs will be granted under our 2005 Incentive Plan and will relate to the same series of common stock (either LBTYA or LBTYK) as the shares underlying the corresponding Eligible Awards tendered for exchange. The New SARs will have a base price equal to the last sale price on The Nasdaq Global Select Market for LBTYA or LBTYK, as applicable, on the expiration date of the Exchange Offer, which is June 16, 2009, unless we extend the Exchange Offer. The New SARs will have an approximate seven year term, expiring May 1, 2016, and an approximate four year vesting period. Initial vesting of 12.5% of the New SARs will start on November 1, 2009, and vesting will continue in equal quarterly installments of 6.25% of the New SARs thereafter through May 1, 2013. Vesting will be subject to your continued employment through each vesting date. Your participation in the Exchange Offer is not a guarantee or promise of future employment.

          We granted the Eligible Awards to our employees and consultants and employees and consultants of our subsidiaries as a means of promoting the long-term success of our company. We believe that your ownership of stock options and stock appreciation rights, and the potential for value appreciation, increases your personal interest in the future success and progress of our business and aligns your interests with those of our stockholders. However today, due to the weakened global economy and its impact on the equity markets, including the price of our stock, all of the Eligible Awards have exercise or base prices that are significantly higher than the current trading price per share of LBTYA and LBTYK. These awards are commonly referred to as being “underwater.” Underwater awards have lost their value as either an incentive or retention tool.
          The Exchange Offer is intended to address this situation by providing eligible participants with an opportunity to exchange their Eligible Awards for New SARs. By making the Exchange Offer, we intend to provide you with the opportunity to hold New SARs that over time may have a greater potential to increase in value, thereby creating better incentives for you to remain with us and contribute to the achievement of our long-term goals.
          The Exchange Offer is open starting today, May 19, 2009, and will close at 11:59 p.m., Eastern Time, on June 16, 2009, unless we extend the period it is open. We will grant the New SARs on the same date the Exchange Offer is closed. All Eligible Awards exchanged in the Exchange Offer will be canceled on the same day that New SARs are granted. We expect the cancellation date and new grant date to be June 16, 2009. If the expiration date is extended, the cancellation date and new grant date similarly will be extended.
          The Exchange Offer is not conditioned on a minimum number of Eligible Awards being submitted for exchange. The Exchange Offer is, however, subject to other conditions described later in this offering document under “The Exchange Offer—Conditions of The Exchange Offer.” If you choose not to participate in the Exchange Offer as to any of your Eligible Awards, you will continue to hold those Eligible Awards on the same terms and conditions and pursuant to the stock option agreements or stock appreciation rights agreements under which they were originally granted.
          LBTYA and LBTYK shares are traded on The Nasdaq Global Select Market under the symbols “LBTYA” and “LBTYK,” respectively. On May 18, 2009, the last sale price of LBTYA and LBTYK on The Nasdaq Global Select Market was $15.72 per share and $15.66 per share, respectively. The current trading price of our LBTYA and LBTYK shares, however, is not necessarily indicative of future stock prices, and we cannot predict what the last sale price of our LBTYA and LBTYK shares will be on the date the New SARs are granted and their base price is fixed or at any time thereafter.
          See “Risk Factors” for a discussion of risks that you should consider before participating in the Exchange Offer.
          THIS OFFERING DOCUMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE, LOCAL OR FOREIGN SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE, LOCAL OR FOREIGN SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE EXCHANGE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFERING DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Dated May 19, 2009

IMPORTANT INFORMATION
Acceptance of Exchange Offer
          We have created a dedicated website for purposes of the Exchange Offer: https://libertyglobal.equitybenefits.com. To participate in the Exchange Offer, you must log on to the Exchange Offer website, click through the applicable prompts and submit your election form electronically. If you reside in any country other than Ireland, the Netherlands, the United Kingdom, or the United States, you must also print and sign the completed election form and (1) email a scanned or PDF copy to equity@lgi.com, (2) fax a scanned or PDF copy to Liberty Global Human Resources Dept., Attn: Director, Compensation and Benefits at 1-303-220-6639, or (3) deliver or send the signed copy by hand, registered mail or courier to: Liberty Global, Inc. Human Resources Dept., Attn: Director, Compensation and Benefits, 12300 Liberty Blvd., Englewood, CO 80112. Whether you submit your election via the Exchange Offer website, email, fax, registered mail or courier, you must submit your election so that it is received by LGI by no later than 11:59 p.m., Eastern Time, on the Expiration Date (which is presently scheduled to be June 16, 2009). If you choose to not participate in this Exchange Offer, you do not need to do anything, and your Eligible Awards will continue to remain subject to their existing terms and conditions.
          You should direct any questions about this Exchange Offer or requests for assistance (including requests for additional copies of any documents relating to this Exchange Offer) to:
Liberty Global, Inc. Human Resources Dept.
Attn: Director, Compensation and Benefits
12300 Liberty Boulevard
Englewood, CO 80112
Telephone: 1-303-220-6600
Email: equity@lgi.com
          Although our board of directors has approved the Exchange Offer, consummation of the Exchange Offer is subject to the conditions described in the section entitled “The Exchange Offer—Conditions of The Exchange Offer.” None of LGI, our board of directors, or any of LGI’s subsidiaries makes any recommendation as to whether you should exchange, or refrain from exchanging, your Eligible Awards in the Exchange Offer. You must make your own decision whether to exchange your Eligible Awards. You should consult your personal outside advisor(s) if you have questions about your personal financial or tax situation as it relates to the Exchange Offer.
          WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE AWARDS PURSUANT TO THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS OFFERING DOCUMENT. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

GLOSSARY OF TERMS USED IN THIS OFFERING DOCUMENT
          For ease of reference, set forth below are certain of the defined terms used throughout this offering document.
Awards
          Outstanding stock options to purchase LBTYA or LBTYK shares and outstanding stock appreciation rights in respect of LBTYA or LBTYK shares, in each case granted under the 2005 Incentive Plan. For purposes of the Exchange Offer, including the exchange ratios, the term “Award” generally refers to an option to purchase, or a stock appreciation right in respect of, one (1) LBTYA or LBTYK share, as appropriate.
Cancellation Date
          The date when Eligible Awards that are tendered to and accepted by us pursuant to the Exchange Offer will be canceled. The Cancellation Date will be the same date as the Expiration Date and the New SARs Grant Date. If the Expiration Date is extended both the Cancellation Date and the New SARs Grant Date will be similarly extended.
Eligible Awards
          Any outstanding Award, whether vested or unvested, granted in 2007 or 2008 under the 2005 Incentive Plan that has an exercise price or base price that is higher than the 52-Week High Closing Price for the series of our common stock to which such Award relates. In addition, if an employee obtained Awards granted in both May and August of 2007 or both May and August of 2008, only the May grant will be considered Eligible Awards.
Eligible Participants
          Except as provided in the next sentence, every employee and consultant of LGI or its subsidiaries who holds Eligible Awards and who continues to be employed by, or a consultant of, LGI or its subsidiaries on the Expiration Date. Our directors, those of our executive officers and key employees who participate in our Senior Executive Performance Incentive Plan, and those of our employees and consultants who have given notice of resignation at any time prior to the Expiration Date are not eligible to participate in the Exchange Offer.
Exchange Offer
          The offer being made to exchange Eligible Awards for New SARs on the terms and subject to the conditions set forth in this offering document and the Exchange Offer website, as they may be amended.
Exchange Offer website
          The dedicated website created for purposes of the Exchange Offer: https://libertyglobal.equitybenefits.com. Eligible Participants must log on to the Exchange Offer website and follow the applicable prompts to participate in the Exchange Offer.

Expiration Date
          June 16, 2009 at 11:59 p.m., Eastern Time, unless extended. We may extend the Expiration Date at our discretion. If we extend, the term “Expiration Date” will refer to the time and date at which the last extended offer expires.
LBTYA shares
          Shares of our Series A common stock, par value $0.01 per share.
LBTYK shares
          Shares of our Series C common stock, par value $0.01 per share.
New SARs
          The new free-standing stock appreciation rights with respect to LBTYA or LBTYK shares that will replace the Eligible Awards tendered for exchange pursuant to the Exchange Offer. New stock appreciation rights with respect to LBTYA shares will be granted in exchange for validly tendered and not withdrawn Eligible Awards covering LBTYA shares that are accepted by us in the Exchange Offer, and new stock appreciation rights with respect to LBTYK shares will be granted in exchange for validly tendered and not withdrawn Eligible Awards covering LBTYK shares that are accepted by us in the Exchange Offer. Each new stock appreciation right will be granted under the 2005 Incentive Plan and will be subject to the terms and conditions of that Plan and a new stock appreciation rights agreement. A copy of the 2005 Incentive Plan and the form of the new stock appreciation rights agreement have been posted on the Exchange Offer website. For more details about the terms of the New SARs and the 2005 Incentive Plan, see “The Exchange Offer—Source and Amount of Consideration; Terms of New SARs.”
New SARs Grant Date
          The date when the New SARs will be granted under the 2005 Incentive Plan. The New SARs Grant Date will be the same date as the Expiration Date and the Cancellation Date. If the Expiration Date is extended, the New SARs Grant Date and the Cancellation Date will be similarly extended.
Offering Period
          The period during which the Exchange Offer is open and Eligible Participants may tender their Eligible Awards in exchange for New SARs. The Exchange Offer commenced on May 19, 2009, and will remain open until the Expiration Date.
Schedule TO
          Tender Offer Statement on Schedule TO filed by LGI with the SEC.

v

Stock appreciation right or SAR
          A stock appreciation right is a right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant with respect to the number of shares as to which the SAR is exercised.
52-Week High Closing Price
          The highest closing sale price for shares of LBTYA or LBTYK on The Nasdaq Global Select Market during the 52-week period preceding the Expiration Date. The Expiration Date is June 16, 2009, in which case the 52-Week High Closing Price will be $35.46 and $33.38 for LBTYA and LBTYK, respectively, unless those shares trade higher than those prices between the date of this offering document and the Expiration Date. We may extend the Expiration Date, in which case the 52-Week High Closing Price for LBTYA and LBTYK will be determined as of the extended Expiration Date.
2005 Incentive Plan
          Liberty Global, Inc. 2005 Incentive Plan, As Amended and Restated Effective October 31, 2006.

Schedule A	Summary Financial Information of Liberty Global, Inc.
Schedule B	Information Concerning the Executive Officers and Directors of Liberty Global, Inc.
Schedule C	Guide to Tax and Legal Issues in Austria.
Schedule D	Guide to Tax and Legal Issues in the Czech Republic.

Schedule E	Guide to Tax and Legal Issues in Hungary.
Schedule F	Guide to Tax and Legal Issues in Ireland.
Schedule G	Guide to Tax and Legal Issues in Japan.
Schedule H	Guide to Tax and Legal Issues in the Netherlands.
Schedule I	Guide to Tax and Legal Issues in Poland.
Schedule J	Guide to Tax and Legal Issues in Romania.
Schedule K	Guide to Tax and Legal Issues in Slovakia.
Schedule L	Guide to Tax and Legal Issues in Slovenia.
Schedule M	Guide to Tax and Legal Issues in Spain.
Schedule N	Guide to Tax and Legal Issues in the United Kingdom.

SUMMARY TERM SHEET
          Liberty Global, Inc. is offering to exchange your Eligible Awards for New SARs. The following are answers to some questions you may have about the Exchange Offer. This summary is comprised of the following sections:
•	General Overview of the Exchange Offer;

•	Eligibility to Participate in the Exchange Offer;

•	How the Exchange Offer Works;

•	Tax Questions; and

•	Timeline for the Exchange Offer.
We have included in some of the answers below references to sections elsewhere in this offering document where you can find a more complete discussion of the same topic. We encourage you to carefully read this summary section and the remainder of this offering document. The Exchange Offer is made subject to the terms and conditions described in this offering document and in the Exchange Offer website, as they may be amended.
GENERAL OVERVIEW OF THE EXCHANGE OFFER
Q: What is the purpose of the Exchange Offer?
A: We grant stock options and stock appreciation rights to employees and consultants of LGI and its subsidiaries in an effort to encourage them to provide services to our company and to increase their personal interest in our future success and progress.
Today, given the weakened global economy and its impact on the trading prices of our stock, all of the Eligible Awards for LBTYA shares and LBTYK shares are “underwater,” which means they have an exercise or base price that is significantly higher than the current market price of our LBTYA shares and LBTYK shares, respectively. By participating in the Exchange Offer, Eligible Participants can exchange their Eligible Awards for New SARs that have a lower base price and, therefore, possibly greater value and appreciation potential. We believe this will create better incentives for Eligible Participants to remain with us and continue to contribute to achieving our long-term strategic and business objectives, as well as align their interests with those of our stockholders.
In addition, the Exchange Offer will have the added benefit of reducing the number of shares subject to outstanding equity compensation awards. Those awards plus awards authorized for future grant, as a percentage of the total number of our common shares outstanding, is referred to as “overhang,” and is a measure of the potential dilution to our common stockholders from our equity compensation plans. The two-for-one exchange ratio used in this offer (we will grant one New SAR for every two Eligible Awards surrendered) approximates a “value-for-value” exchange, thereby reducing our overhang and replenishing our share reserve under the 2005 Incentive Plan for future grants. See “The Exchange Offer—Purpose of The Exchange Offer.”

Q: What stock options and stock appreciation rights are eligible?
A: Only Eligible Awards may be exchanged for New SARs in the Exchange Offer. An Eligible Award is an Award, whether vested or unvested, granted in 2007 or 2008 under the 2005 Incentive Plan. In addition, for an Award to be an Eligible Award it must have an exercise price or base price that is higher than the 52-Week High Closing Price, as of the Expiration Date, for the series of our common stock to which the Award relates. As of June 16, 2009, the currently scheduled Expiration Date, the 52-Week High Closing Price will be $35.46 and $33.38 for LBTYA and LBTYK, respectively, unless those shares trade higher than those prices between the date of this offering document and the Expiration Date (as it may be extended).
In addition, if you obtained Awards granted in both May and August of 2007 or both May and August of 2008, only the first grant of Awards in the same year are considered Eligible Awards. Awards which are exercised in full or terminate on or before the Expiration Date may not be exchanged for New SARs in the Exchange Offer. See “The Exchange Offer—Eligible Participants and Eligible Awards.”
Q: Are any other stock options or stock appreciation rights considered Eligible Awards?
A: No. Only outstanding stock options and stock appreciation rights that were granted in 2007 or 2008 under the 2005 Incentive Plan are considered Eligible Awards. Consequently, stock options and stock appreciation rights that LGI has (1) granted under the 2005 Incentive Plan in 2009 or prior to 2007, (2) granted outside of the 2005 Incentive Plan or (3) assumed as a result of a merger or acquisition, are not considered Eligible Awards.
Q: Are you making any recommendation regarding my participation in the Exchange Offer?
A: No. None of LGI, our board of directors, or any of our subsidiaries is making any recommendation as to whether you should or should not participate in the Exchange Offer. Rather, we are providing information in this offering document to assist you in making your own informed decision. You should speak to your own outside legal counsel, accountant or financial advisor for further advice. No one from LGI or our subsidiaries is, or will be, authorized to provide you with additional information in this regard. You should read this entire document carefully, including the section “Risk Factors” which appears immediately after this Summary Term Sheet.
Q: What if I’m not sure of how many Eligible Awards I have?
A: When you log on to the Exchange Offer website, you will find a page that lists your Eligible Awards. The listing will include for each Eligible Award granted to you: (1) the series of stock as to which it relates; (2) the grant date; (3) the grant number; (4) the exercise price or base price per share; and (5) the total number of Eligible Awards. In addition, you may refer to your UBS accounts for information on your outstanding Awards. You may access your UBS accounts at www.ubs.com/onesource/LBTYA.com and www.ubs.com/onesource/LBTYK.

Q: How many New SARs will I receive for my Eligible Awards in the Exchange Offer?
A: If you elect to participate in the Exchange Offer, you will receive one New SAR for every two Eligible Awards (which Eligible Awards had the same grant date and covered the same series of our common stock) you tender for exchange. We will calculate the number of New SARs you are to receive by dividing (i) the number of such Eligible Awards you exchange by (ii) two (2), and rounding any fractional New SAR up to the nearest whole New SAR.
For example, if you hold Eligible Awards granted to you in the May 2007 grant, covering 755 LBTYA shares, you will receive New SARs in respect of 378 LBTYA shares (755 ÷ 2 = 377.5, then rounded up to the nearest whole share). See “The Exchange Offer—New SARs.”
Q. What will be the base price for each New SAR?
A. Each New SAR will have a base price equal to the last sale price of LBTYA or LBTYK, as the case may be, on The Nasdaq Global Select Market on the Expiration Date.
Q. If I participate in the Exchange Offer, do I have to exchange all of my Eligible Awards?
A. No. You may pick and choose which of your Eligible Awards (based on the grant date and the series of our common stock to which it relates) you wish to exchange, including making an election to tender Eligible Awards for only LBTYA or LBTYK shares. However, if you decide to participate in the Exchange Offer you must tender all, but not less than all, of your Eligible Awards you wish to exchange that have the same grant date and relate to the same series of our common stock (Series A or Series C).
For example, say you hold four grants of Eligible Awards: Eligible Awards granted in August 2007 with respect to 1,000 LBTYA shares; Eligible Awards granted in August 2007 with respect to 1,000 LBTYK shares; Eligible Awards granted in May 2008 with respect to 2,000 LBTYA shares; and Eligible Awards granted in May 2008 with respect to 2,000 LBTYK shares. You may elect to exchange all or any combination of those Eligible Awards for New SARS in the Exchange Offer. However, if you elect to exchange a particular grant of Eligible Awards, you must exchange all, but not less than all, of those Awards. For example, if you elect to exchange just the May 2008 grant of Eligible Awards for 2,000 LBTYK shares, the entire grant (as to all 2,000 LBTYK shares) must be exchanged.
Q: Will the vesting schedule for New SARs be different than the vesting schedule for my Eligible Awards?
A: Yes. The New SARs will have a new vesting schedule, regardless of whether the Eligible Awards you tender for exchange are partially or fully vested. Each New SAR will have an approximate seven year term, expiring on May 1, 2016, and an approximate four year vesting period. Initial vesting of 12.5% of the New SARs will start on November 1, 2009, and vesting will continue in equal quarterly installments of 6.25% of the New SARs thereafter through May 1, 2013. Accordingly, you initially will not be vested in any of the New SARs. Vesting generally will be conditioned on your continuing to be employed by (or serving as a consultant to) LGI or one of its subsidiaries through each applicable vesting date. If your employment (or consulting arrangement) with LGI or its subsidiaries terminates (for any reason or no reason), before all of your New SARs vest, except in limited circumstances your unvested New SARs will expire and may not be exercised. For information about the vesting of New SARs, see “The Exchange Offer—Source and Amount of Consideration; Terms of New SARs.”
Q: Why are you restarting the vesting period for the New SARs rather than keeping the same vesting schedule as my Eligible Awards?
A: We have designed the Exchange Offer to create potential value for Eligible Participants and to provide LGI and our subsidiaries with an important retention tool. To renew and extend the incentive and retention aspects of the new Awards, each New SAR will have an approximate seven year term and we are restarting the vesting period as described above.
Q: How long is the Exchange Offer open?
A: The Exchange Offer will be open during the Offering Period, which commenced on May 19, 2009 and ends at 11:59 p.m., Eastern Time, on Tuesday, June 16, 2009, unless this period is extended by LGI.
Q: Can LGI extend the period the Exchange Offer is open?
A: Under U.S. federal securities law, the Exchange Offer is required to remain open for at least 20 business days. We may, in our discretion, extend the length of the Offering Period. If we extend the Offering Period, we will notify you about the new Expiration Date by email or other form of communication disclosing the new Expiration Date no later than 9:00 a.m., Eastern Time, on the next business day following the previously scheduled Expiration Date. We may also amend or, under certain circumstances, terminate the Exchange Offer prior to the Expiration Date. See “The Exchange Offer—Extension of Exchange Offer; Termination; Amendment” for more information.
Q: When would I receive my New SARs?
A: All Eligible Awards properly tendered pursuant to the Exchange Offer and accepted by us will be canceled, and all New SARs will be granted, immediately following the expiration of the Exchange Offer and on the same day as the Expiration Date. Unless we extend the Expiration Date, this means all New SARs will be granted on Tuesday, June 16, 2009.
Q. Once I tender my Eligible Awards, is there anything I must do to receive the New SARs?
A. Once you properly tender your Eligible Awards pursuant to the Exchange Offer and the Exchange Offer closes, we will accept all properly tendered Eligible Awards for exchange. By tendering your Eligible Awards you will be deemed to have accepted all New SARs granted to you, on the terms and subject to the conditions set forth in the form of stock appreciation rights agreement posted on the Exchange Offer website. Your New SARs will be granted to you on the same day that the Exchange Offer closes and you will receive a communication about how to confirm acceptance of your New SARs grant(s) on the UBS website. In order to exercise the New SARs, you generally will need to remain employed by (or serving as a consultant to) LGI or one of its subsidiaries through the applicable vesting date(s). See “The Exchange Offer—Source and Amount of Consideration; Terms of New SARs” for more information.
Q. What is a SAR and how do I benefit from it?
A. A SAR is a type of equity award that allows you to receive the appreciation in fair market value between the date of the grant and the exercise date for the number of shares as to which the right is exercised. The value of this appreciation will generally be paid in LBTYA or LBTYK shares.
For example, if you hold a SAR with respect to 1,000 LBTYA shares with a base price of $20.00 per share and you exercise the full SAR award at a time when the last sale price of LBTYA shares is $25.00 per share, the appreciation would total $5,000.00 ($5.00 per share for each of the 1,000 shares), which you would receive in LBTYA shares (200 LBTYA shares ($5,000.00 divided by the $25.00 last sale price)), or if the compensation committee of our board of directors so determines in certain cases, cash or a combination of cash and LBTYA shares, in each case less any applicable tax withholdings.
If your SAR had a base price per share that was equal to or above the then-last sale price of the underlying stock, you could not exercise it because there would be no appreciation and you would not receive any value from your exercise. For example, if you hold a SAR with a base price of $20.00 per share and the last sale price of the applicable series of our common stock is $15.00 per share, there would be no appreciation in the value of the shares, so you would not realize any value by exercising at that time.
Q: What happens if, after the New SARs Grant Date, my New SARs end up being “underwater”?
A: We can provide no assurance as to the possible price of our LBTYA and LBTYK shares at any time in the future. We have no present plans or intention of offering employees or consultants of LGI or our subsidiaries another opportunity to exchange “underwater” options and stock appreciation rights for new stock appreciation rights or other equity awards in the future.
Q: Will the Exchange Offer affect my receipt of future incentive awards?
A: Participation in the Exchange Offer is completely voluntary, and will not affect your eligibility to receive grants of equity incentive awards in the future. While we anticipate that we will continue to make annual grants of equity incentive awards, you should recognize that all equity incentive awards are granted at the discretion of the compensation committee of LGI’s board of directors.

ELIGIBILITY TO PARTICIPATE IN THE EXCHANGE OFFER
Q: Who can participate in the Exchange Offer?
A: You are eligible if you meet ALL three of the following criteria:
•	You are an employee or consultant of LGI or any of its subsidiaries on the date the Exchange Offer starts and have not previously given notice of resignation.

•	You hold one or more Eligible Awards.

•	You continue to be an employee or consultant of LGI or any of its subsidiaries on, and do not give notice of resignation prior to, the Expiration Date (which is June 16, 2009, unless the Exchange Offer is extended or the Exchange Offer is terminated).
All employees and consultants who have Eligible Awards, regardless of the country in which they reside, may participate in the Exchange Offer. If you are employed in the Netherlands, you are required to agree to the terms and conditions of a tax ruling obtained by LGI regarding the taxation of the exchange and the New SARs as a condition to your participation in the Exchange Offer. Please refer to Schedule H for information about the agreement regarding the conditions that apply to your participation in the Exchange Offer. See “The Exchange Offer—Eligible Participants and Eligible Awards.”
However, our directors and those executive officers and key employees who participate in our Senior Executive Performance Incentive Plan are not eligible to participate in the Exchange Offer.
Q: Will I still be eligible to participate in the Exchange Offer if I am no longer employed by LGI or any of its subsidiaries on the Expiration Date or if I have given my notice of resignation?
A: No. If you are no longer employed by (or no longer have a consulting relationship with) LGI or any of its subsidiaries on the Expiration Date (as it may be extended) or you have given notice of resignation at any time prior to the Expiration Date, you will no longer be eligible to participate in the Exchange Offer and any Eligible Awards previously tendered by you for exchange will be withdrawn from the Exchange Offer.
For example, if you tender your Eligible Awards into the Exchange Offer on June 3, 2009 and your employment at LGI ends on June 8, 2009, you will no longer be eligible to participate in the Exchange Offer as you will not be employed by LGI or any of its subsidiaries on the Expiration Date, and your Eligible Awards will be withdrawn and remain subject to their existing terms and conditions. See “The Exchange Offer—Eligible Participants and Eligible Awards” for more information.

Q: What if I am on an authorized leave of absence or working as a part-time employee during the Offering Period?
A: If you are on an authorized leave of absence, you will still be able to participate in the Exchange Offer. If you exchange your Eligible Awards while you are on an authorized leave of absence before the Expiration Date, you will be entitled to receive New SARs on the New SARs Grant Date as long as you meet the eligibility requirements described above. Part-time employees who have Eligible Awards are also eligible to participate in the Exchange Offer.
Q: What if I have an Eligible Award that is subject to a domestic relations order or comparable document due to a divorce?
A: If a person who is not an Eligible Participant owns a portion of your Eligible Awards, you may tender only that portion of your Eligible Awards that are owned by you as determined under applicable local law. Any portion beneficially owned by a person who is not an Eligible Participant may not be exchanged in the Exchange Offer, even if legal title to that portion of the Award is held by you and you are an Eligible Participant.
HOW THE EXCHANGE OFFER WORKS
Q: What is the period during which I can exchange my Eligible Awards?
A: The Exchange Offer will be open during the Offering Period, which commenced on May 19, 2009 and ends at 11:59 p.m., Eastern Time, on Tuesday, June 16, 2009, unless this period is extended by LGI.
Q: How long do I have to decide whether to participate in the Exchange Offer?
A: You may tender Eligible Awards for exchange in the Exchange Offer at any time during the Offering Period, including during any extension of the Offering Period. The Offering Period commenced on May 19, 2009 and is scheduled to expire at 11:59 p.m., Eastern Time, on Tuesday, June 16, 2009. Although we do not currently intend to do so, we may, in our sole discretion, extend the Offering Period at any time. If we extend the Exchange Offer, we will notify you about the new Expiration Date by email or other form of communication disclosing the new Expiration Date no later than 9:00 a.m., Eastern Time, on the next business day following the previously scheduled Expiration Date. See “The Exchange Offer—Extension of Exchange Offer; Termination; Amendment” for more information.
Q: How do I tender my Eligible Awards in the Exchange Offer?
A: To submit an election, you must:
•	Submit your election over the internet on the Exchange Offer website at https://libertyglobal.equitybenefits.com by clicking through the applicable prompts; and

•	In the case of Eligible Participants who do not currently reside in Ireland, the Netherlands, the United Kingdom, or the United States, you must also print and sign the election form on the Exchange Offer website and (1) email a scanned or PDF copy to equity@lgi.com, (2) fax a scanned or PDF copy to Liberty Global, Inc. Human Resources Dept., Attn: Director, Compensation and Benefits at 1-303-220-6639, or (3) deliver or send the signed copy by hand, registered mail or courier to: Liberty Global, Inc. Human Resources Dept., Attn: Director, Compensation and Benefits, 12300 Liberty Blvd., Englewood, CO 80112.
When you submit your election through the Exchange Offer website, an election confirmation will be available for you to print and retain for your records. You will also receive an email from equity@lgi.com confirming your election, which you may print and retain for your records. It is your responsibility to ensure that your election is properly submitted on the Exchange Offer website and, in the case of Eligible Participants who do not currently reside in Ireland, the Netherlands, the United Kingdom, or the United States, that a manually signed election form is received by LGI, in each case, by or before the Expiration Date. See “The Exchange Offer—Procedure for Tendering Eligible Awards” for more information.
The submission of an election on the Exchange Offer website or via email, fax, hand delivery, registered mail or courier does not mean your Eligible Awards are then accepted for exchange. LGI will accept all properly tendered Eligible Awards at the end of the Offering Period, subject to LGI’s right to extend, amend, withdraw, or terminate the Exchange Offer. See “The Exchange Offer—Procedure for Tendering Eligible Awards.”
Q: What if I submit an Eligible Award that has an exercise or base price that turns out to be lower than the 52-Week High Closing Price as of the Expiration Date?
A: As of the currently scheduled Expiration Date (June 16, 2009), the 52-Week High Closing Price will be $35.46 and $33.38 for LBTYA and LBTYK, respectively, unless those shares trade higher than those prices between the date of this offering document and the Expiration Date. We may extend the Expiration Date, in which case the 52-Week High Closing Price for LBTYA and LBTYK will be determined as of the extended Expiration Date. The lowest exercise or base price of any Eligible Award for LBTYA or LBTYK is $36.56 and $34.30, respectively, from the May 2008 grant. If you tender Eligible Awards for exchange, but some of your Awards turn out to have an exercise price or base price that is lower than the 52-Week High Closing Price as of the Expiration Date, then those Awards will cease to be “Eligible Awards,” your election with respect to those Awards will be deemed withdrawn, and you will keep those Awards in accordance with their original terms.
Q: Do I need to return the stock option agreements or stock appreciation rights agreements relating to any Eligible Awards that I elect to exchange?
A: No. If you wish to participate in the Exchange Offer, you do not need to return your stock option agreements or stock appreciation rights agreements relating to Eligible Awards that you elect to exchange. They will be automatically canceled when we exchange those Awards for New SARs.

Q: May I change my mind after I tender my Eligible Awards for exchange pursuant to the Exchange Offer?
A: Yes. You may change your mind and withdraw your Eligible Awards from the Exchange Offer at any time during the Offering Period by changing your election on the Exchange Offer website, so long as you do so prior to 11:59 p.m., Eastern Time, on the Expiration Date. You may also re-tender previously withdrawn Eligible Awards at any time prior to the end of the Offering Period by again changing your election on the Exchange Offer website. While you may change your mind and submit as many elections as you wish, you will be bound by the last properly submitted election we receive before the end of the Offering Period. If we extend the Expiration Date, you may submit an election at any time until the extended offer expires.
Q. May I change my mind about which Eligible Awards I want to exchange?
A. Yes, but only if you change your election before the Exchange Offer expires. You may change your mind after you have submitted an election and change the Eligible Awards you elect to exchange at any time before 11:59 p.m., Eastern Time, on the Expiration Date by submitting a new election to add additional Eligible Awards or withdraw Eligible Awards. If we extend the Expiration Date, you may change your election at any time until the extended Offering Period expires. You may elect to exchange additional Eligible Awards, fewer Eligible Awards, all of your Eligible Awards or none of your Eligible Awards. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive before the Exchange Offer expires. Any prior election will be disregarded. To be properly submitted, an election (including a changed election) must be submitted as described under “How do I tender my Eligible Awards in the Exchange Offer?” above. See “The Exchange Offer—Procedure for Tendering Eligible Awards” and “The Exchange Offer—Withdrawal Rights” for more information.
Q: Are there any differences between the New SARs and my previously granted Eligible Awards?
A: Yes. The New SARs will differ from your Eligible Awards in the following ways:
First, you will receive fewer New SARs than the number of Eligible Awards you tender for exchange. You will receive one New SAR for every two Eligible Awards with the same grant date and for the same series of common stock;
Second, each New SAR will have a term of approximately seven years, expiring May 1, 2016;
Third, regardless of whether your Eligible Awards are partially or fully vested, each New SAR will have a new vesting period, with initial vesting of 12.5% of the New SARs starting on November 1, 2009 and continuing to vest thereafter in equal quarterly installments of 6.25% of the New SARs through May 1, 2013;
Fourth, each New SAR will have a base price equal to the last sale price of LBTYA or LBTYK, as the case may be, on The Nasdaq Global Select Market on the Expiration Date; and

Fifth, the new Awards will consist solely of SARs, so that if you elect to exchange Eligible Awards that are stock options, you will receive SARs rather than stock options in exchange therefor.
For more information, see “The Exchange Offer—Source and Amount of Consideration; Terms of New SARs” and “The Exchange Offer—Material Income Tax Consequences—Material United States Tax Consequences” and Schedule C through Schedule N.
Q. If I participate in the Exchange Offer, will I receive a stock appreciation rights agreement in respect of the New SARs?
A. Yes. All New SARs will be subject to a stock appreciation rights agreement between you and LGI, which will incorporate the terms of the 2005 Incentive Plan. A form of the stock appreciation rights agreement and the 2005 Incentive Plan are attached as exhibits to the Schedule TO, and are available on the SEC website at www.sec.gov. A copy of the form of the stock appreciation rights agreement is also posted on the Exchange Offer website.
Your election to exchange Eligible Awards constitutes your acceptance of the terms and conditions of the Exchange Offer and also will constitute your acceptance of the stock appreciation rights agreement governing your New SARs. New SARs granted in exchange for properly tendered Eligible Awards that we accept in the Exchange Offer will be reflected in your account on the UBS website as soon as administratively practicable after the completion of the Exchange Offer and after you have confirmed acceptance of the stock appreciation rights agreement for your New SARs through the UBS website.
Q: Does the Exchange Offer include both vested and unvested options?
A: Yes. If you elect to tender a particular Eligible Award for exchange, you must tender both the vested and unvested portions of that Eligible Award. The Exchange Offer applies to both the vested and unvested portions of your Eligible Awards.
Q: Do I have to participate in the Exchange Offer?
A: No. Your participation in the Exchange Offer is completely voluntary.
Q: What happens to my Eligible Awards if I elect not to participate in the Exchange Offer?
A: The Exchange Offer will have no effect on your Eligible Awards that you elect not to exchange in the Exchange Offer. If you choose not to participate, you will keep your Eligible Awards, you will not receive any New SARs under the Exchange Offer, and no changes will be made to the terms of your Eligible Awards as a result of the Exchange Offer.
Q: If I exchange my Eligible Awards for New SARs, am I giving up my rights to the Eligible Awards?
A: Yes. The Eligible Awards that you exchange will be canceled and replaced with the New SARs.

Q: Can I exchange the remaining options under a stock option agreement or stock appreciation rights under a stock appreciation rights agreement that I have already partially exercised?
A: Yes. If you previously exercised options under a stock option agreement or stock appreciation rights under a stock appreciation rights agreement, you may elect to exchange the remaining unexercised stock options or stock appreciation rights, as applicable, as Eligible Awards under the Exchange Offer. The previously exercised options or stock appreciation rights are no longer outstanding, and therefore are not eligible to be exchanged in the Exchange Offer.
Q: Are there any conditions to the Exchange Offer?
A: Yes. The completion of the Exchange Offer is subject to a number of customary conditions that are described under “The Exchange Offer—Conditions of The Exchange Offer.” If any of the conditions listed in that section are not satisfied, we will not be obligated to accept and exchange tendered Eligible Awards, although we may do so at our discretion.
Q: Who can I talk to if I have questions about the Exchange Offer?
A: You should direct your questions to
Liberty Global, Inc. Human Resources Dept.
Attn: Director, Compensation and Benefits
12300 Liberty Boulevard
Englewood, CO 80112
Telephone: 1-303-220-6600
Email: equity@lgi.com
TAX QUESTIONS
Q: Will I owe taxes if I exchange my Eligible Awards in the Exchange Offer?
A: Based on current U.S. law, if you are a U.S. taxpayer you will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange on the New SARs Grant Date. However, you generally will have taxable income upon exercise of your New SARs in an amount equal to the appreciation in fair market value between the date of the grant and the exercise date for the number of shares as to which the right is exercised, at which time there generally will be a tax withholding obligation. The applicable tax withholding requirements will be satisfied by withholding from the number of shares of common stock to be delivered to you upon exercise of the New SARs, as is done with existing SARs. You may also have taxable income when you sell the shares issued upon exercise of the New SARs. Depending on your state of residence, you may also be subject to tax on the New SARs at the state level.
If you elect to participate in the Exchange Offer and you are subject to tax in Austria, Czech Republic, Hungary, Ireland, Japan, the Netherlands, Poland, Romania, Slovakia, Slovenia, Spain or the United Kingdom, please refer to Schedules C through N of this document for a description of certain tax consequences and restrictions that might apply to you. If you are employed in the Netherlands, you are required to agree to the terms and conditions of a tax ruling obtained by

LGI regarding the taxation of the exchange and the New SARs as a condition to your participation in the Exchange Offer. Please refer to Schedule H for information about the agreement and the conditions that apply to your participation in the Exchange Offer in the Netherlands.
You should consult with your tax advisor to determine the personal tax consequences to you of participating in the Exchange Offer. If you are an Eligible Participant who is subject to the tax laws of a country other than the United States or of more than one country, you should be aware that additional or different tax consequences may apply to you.
TIMELINE FOR THE EXCHANGE OFFER
Q: What is the expected timeline of the Exchange Offer?
A: We currently expect the timeline of the Exchange Offer to be:

• May 19, 2009:	Offering Period begins

• June 16, 2009:	Offering Period ends at 11:59 p.m., Eastern Time (the Expiration Date may change at LGI’s discretion)

All Eligible Awards tendered into the Exchange Offer and not withdrawn are cancelled (this date will coincide with the Expiration Date).

Base price of New SARs is determined based on the last sale price per share of LBTYA and LBTYK, as applicable, on The Nasdaq Global Select Market, and the New SARs are granted (this date will coincide with the Expiration Date)

RISK FACTORS
          Participation in the Exchange Offer involves a number of potential risks and uncertainties, including those described below. These risk factors highlight the material risks of participating in the Exchange Offer and of investing in our company. You should carefully consider these risks and we encourage you to speak with your financial, legal and/or tax advisors as necessary before deciding whether to participate in the Exchange Offer.
Factors Relating to Participation in the Exchange Offer
          New SARs will vest over time. If you elect to participate in the Exchange Offer, you will lose any vesting you have in any Eligible Awards you tender for exchange. Each New SAR will have a term of approximately seven years expiring May 1, 2016, and an approximate four year vesting period. Initial vesting of 12.5% of the New SARs will start on November 1, 2009 and vesting will continue in equal quarterly installments of 6.25% of the New SARs thereafter through May 1, 2013. If you cease to be employed by (or cease to have a consulting relationship with) LGI or its subsidiaries, you will forfeit that portion of your New SARs that are unvested at that time, except in certain limited circumstances.
          Depending on how LBTYA and LBTYK trades in the future, the New SARs could be worth less than your current Eligible Awards. The exchange ratio for the Exchange Offer is one New SAR for every two Eligible Awards tendered. This means that if you participate in the Exchange Offer, you will receive approximately half as many New SARs as the number of Eligible Awards you tender for exchange. Even though the exercise price of the New SARs will be priced lower than that of your Eligible Awards, due to the fewer number of New SARs you receive in the Exchange Offer there is a trading price to which LBTYA or LBTYK might rise in the future (the “cross-over price”) that would result in your being better off keeping your Eligible Awards. Your cross-over price depends upon the exercise or base price of your Eligible Awards and the new base price of the New SARs. The base price of the New SARs will be equal to the last sale price of LBTYA and LBTYK on The Nasdaq Global Select Market on the Expiration Date, which will also be the date the New SARs are granted. The chart below illustrates the cross-over price at which each grant of Eligible Awards in 2007 and 2008 under the 2005 Incentive Plan, assuming the Awards covered 2,000 LBTYA and LBTYK shares, would be more valuable than New SARs in respect of 1,000 LBTYA and LBTYK shares that would be exchanged therefor, assuming that the base price for the New SARs in respect of LBTYA shares is $15.72 and the base price for the New SARs in respect of LBTYK shares is $15.66, which, in each case, was their last sale price on the day preceding the date of this offering document.

			% of LBTYA Last			% of LBTYK Last
Eligible Award	LBTYA Exercise or	LBTYA Cross-Over	Sale Price on May	LBTYK Exercise or	LBTYK Cross-Over	Sale Price on May
Grant Date	Base Price	Price	18, 2009	Base Price	Price	18, 2009

May 2, 2007	$37.05	$58.39	271.44%	$34.37	$53.09	239.02%
August 2, 2007	$42.11	$68.51	335.81%	$39.89	$64.13	309.51%
February 2, 2008	$40.96	$66.21	321.18%	$37.85	$60.05	283.46%
February 20, 2008	$38.83	$61.95	294.08%	$36.05	$56.45	260.47%
May 1, 2008	$36.56	$57.41	265.20%	$34.30	$52.95	238.12%
August 1, 2008	$36.56	$57.41	265.20%	$34.30	$52.95	238.12%
          For example, assume you currently hold 2,000 Eligible Awards granted to you in the August 1, 2008 annual grant consisting of stock options to purchase LBTYA shares with an exercise price of $36.56 per share. If you decide to participate in the Exchange Offer with respect to those Awards, you will receive back 1,000 New SARs in respect of LBTYA shares. If the last sale price of LBTYA on the New SARs Grant Date is the same price as the last sale price of LBTYA on May 18, 2009, then each New SAR will have a base price of $15.72 per share. Under these circumstances, the value of the New SARs received by you in the Exchange Offer would be worth less than the Eligible Awards exchanged therefor were the trading price of LBTYA to reach $57.41 per share or more (an increase of 265.20% or more) before the Eligible Awards expire.
          The LBTYA and LBTYK stock price could be affected by any number of factors in the future. For example, the stock price could be significantly affected by a sale, exchange or split-off of assets, a merger involving LGI or another extraordinary transaction. Under our mergers and acquisitions strategy, our management and board of directors from time to time review possible acquisitions, divestitures and other potential transactions in their ongoing efforts to increase value for our shareholders.
Factors Relating to Competition and Technology
          We operate in increasingly competitive markets, and there is a risk that we will not be able to effectively compete with other service providers. The markets for cable television, broadband internet and telephony in many of the regions in which we operate are highly competitive. In the provision of video services we face competition from digital terrestrial television (DTT) broadcasters, video provided over satellite platforms, networks using digital subscriber line (DSL) technology, fiber-to-the-home (FTTH) networks and, in some countries where parts of our systems are overbuilt, cable networks, among others. Our operating businesses are facing increasing competition from video services provided by or over the networks of incumbent telecommunications operators and other service providers. In the provision of telephony and broadband internet services, we are experiencing increasing competition from the incumbent telecommunications operators and other service providers in each country in which we operate. The incumbent telecommunication operators typically dominate the market for these services and have the advantage of nationwide networks and greater resources than we have to devote to the provision of these services. Many of the incumbent operators are now offering double-play and triple-play bundles of services. In many countries, we also compete with other operators using the unbundled local loop of the incumbent telecommunications operator to provide these services, other facilities-based operators and wireless providers. Developments in the DSL technology used by the incumbent telecommunications operators and alternative providers have improved the attractiveness of our competitor’s products and services and strengthened their competitive position. Developments in wireless technology, such as WiMax, may lead to additional competitive challenges.
          In some European markets, national and local government agencies may seek to become involved, either directly or indirectly, in the establishment of FTTH networks, DTT systems or other communications systems. We intend to pursue available options to restrict such involvement or to ensure that such involvement is on commercially reasonable terms. There can be no assurance, however, that we will be successful in these pursuits. As a result, we may face competition from entities not requiring a normal commercial return on their investments. In addition, we may face more vigorous competition than would have been the case if the government was not involved.
          The market for programming services is also highly competitive. Programming businesses compete with other programmers for distribution on a limited number of channels. Once distribution is obtained, program offerings must then compete for viewers and advertisers with other programming services as well as with other entertainment media, such as home video, online activities, movies, live events, radio broadcasts and print media. Technology advances, such as download speeds, video-on-demand (VoD), interactive and mobile broadband services, have increased audience fragmentation through the number of entertainment and information delivery choices while at the same time have been beneficial to our programming businesses. Such increased choices could, however, adversely affect consumer demand for services and viewing preferences.
          We expect the level and intensity of competition to continue to increase from both existing competitors and new market entrants as a result of changes in the regulatory framework of the industries in which we operate, advances in technology, the influx of new market entrants and strategic alliances and cooperative relationships among industry participants. Increased competition has resulted in increased customer churn, reductions in the rate of customer acquisition and significant price competition in most of our markets. In combination with difficult economic environments, these competitive pressures could adversely impact our ability to increase, or in certain cases, maintain the revenue, average revenue per unit (ARPU), revenue generating units (RGUs), operating cash flows, operating cash flow margins and liquidity of our operating segments.
          Changes in technology may limit the competitiveness of and demand for our services, which may adversely impact our business and stock value. Technology in the video, telecommunications and data services industries is changing rapidly. This significantly influences the demand for the products and services that are offered by our businesses. The ability to anticipate changes in technology and consumer tastes and to develop and introduce new and enhanced products on a timely basis will affect our ability to continue to grow, increase our revenue and number of subscribers and remain competitive. New products, once marketed, may not meet consumer expectations or demand, can be subject to delays in development and may fail to operate as intended. A lack of market acceptance of new products and services which we may offer, or the development of significant competitive products or services by others, could have a material adverse impact on our revenue and operating cash flow.
          Our capital expenditures may not generate a positive return. The video, broadband internet and telephony businesses in which we operate are capital intensive. Significant capital expenditures are required to add customers to our networks, including expenditures for equipment and labor costs. No assurance can be given that our future upgrades will generate a positive return or that we will have adequate capital available to finance such future upgrades. If we are unable to, or elect not to, pay for costs associated with adding new customers, expanding or upgrading our networks or making our other planned or unplanned capital expenditures, our growth could be limited and our competitive position could be harmed.
          If we are unable to obtain attractive programming or necessary equipment and software on satisfactory terms for our digital cable services, the demand for our services could be reduced, thereby lowering revenue and profitability. We rely on digital programming suppliers for the bulk of our programming content. We may not be able to obtain sufficient high-quality programming for our digital cable services on satisfactory terms or at all in order to offer compelling digital cable services. This may also limit our ability to migrate customers from lower tier programming to higher tier programming, thereby inhibiting our ability to execute our business plans. Furthermore, we may not be able to obtain attractive country-specific programming for video services. In addition, must carry requirements may consume channel capacity otherwise available for other services. Any or all of these factors could result in reduced demand for, and lower revenue and profitability from, our digital video services. Further, we may not be able to obtain the equipment, software and services required for our businesses on a timely basis or on satisfactory terms. We depend on third-party suppliers and licensors to supply our equipment, software and certain services. If demand exceeds these suppliers’ and licensors’ capacity or if they experience financial difficulties, the ability of our businesses to provide some services may be materially adversely affected, which in turn could affect our businesses’ ability to attract and retain customers. This could then have a negative impact on our business and financial operations.
          Failure in our technology or telecommunications systems could significantly disrupt our operations, which could reduce our customer base and result in lost revenues. Our success depends, in part, on the continued and uninterrupted performance of our information technology and network systems as well as our customer service centers. The hardware supporting a large number of critical systems for our cable network in a particular country or geographic region is housed in a relatively small number of locations. Our systems are vulnerable to damage from a variety of sources, including telecommunications failures, power loss, malicious human acts and natural disasters. Moreover, despite security measures, our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautions we have taken, unanticipated problems affecting our systems could cause failures in our information technology systems or disruption in the transmission of signals over our networks. Sustained or repeated system failures that interrupt our ability to provide service to our customers or otherwise meet our business obligations in a timely manner would adversely affect our reputation and result in a loss of customers and net revenue.
Factors Relating to Overseas Operations and Foreign Regulation
          Our businesses are conducted almost exclusively outside of the United States, which gives rise to numerous operational risks. Our businesses operate almost exclusively in countries outside the United States and are thereby subject to the following inherent risks:
•	Difficulties in staffing and managing international operations;

•	Potentially adverse tax consequences;

•	Export and import restrictions, custom duties, tariffs and other trade barriers;

•	Increases in taxes and governmental fees;

•	Economic instability and related impacts on foreign currency exchange rates; and

•	Changes in foreign and domestic laws and policies that govern operations of foreign-based companies.
Operational risks that we experienced in certain countries in the past and may again experience in the future as we seek to expand our operations into new countries include disruptions of services or loss of property or equipment that are critical to overseas businesses due to expropriation, nationalization, war, insurrection, terrorism or general social or political unrest.
          We are exposed to various foreign currency exchange rate risks. We are exposed to foreign currency exchange risk with respect to our debt in situations where our debt is denominated in a currency other than the functional currency of the operations whose cash flows support our ability to repay or refinance such debt. Although we generally seek to match the denomination of our and our subsidiaries’ borrowings with the functional currency of the operations that are supporting the respective borrowings, market conditions or other factors may cause us to enter into borrowing arrangements that are not denominated in the functional currency of the underlying operations (unmatched debt). In these cases, our policy is to provide for an economic hedge against foreign currency exchange rate movements by using cross-currency interest rate swaps to synthetically convert unmatched debt into the applicable underlying currency.
          In addition to the exposure that results from the mismatch of our borrowings and underlying functional currencies, we are exposed to foreign currency risk to the extent that we enter into transactions denominated in currencies other than our or our subsidiaries’ respective functional currencies (non-functional currency risk), such as investments in debt and equity securities of foreign subsidiaries, equipment purchases, programming contracts, notes payable and notes receivable (including intercompany amounts) that are denominated in a currency other than the applicable functional currency. Changes in exchange rates with respect to amounts recorded in our consolidated balance sheets related to these items will result in unrealized (based upon period-end exchange rates) or realized foreign currency transaction gains and losses upon settlement of the transactions. Moreover, to the extent that our revenue, costs and expenses are denominated in currencies other than our respective functional currencies, we will experience fluctuations in our revenue, costs and expenses solely as a result of changes in foreign currency exchange rates. In this regard, we expect that during 2009, (1) approximately 1% to 3% of our revenue, (2) approximately 5% to 7% of our aggregate operating and selling, general and administrative (SG&A) expenses (exclusive of stock-based compensation expense) and (3) approximately 20% to 23% of our capital expenditures (including capital lease additions) will be denominated in non-functional currencies, including amounts denominated in (a) U.S. dollars in Europe, Chile, Japan and Australia and (b) euros in Poland, Hungary, Romania and the Czech Republic. The actual levels of our non-functional currency transactions may differ from our expectations. Generally, we will consider hedging non-functional currency risks when the risks arise from agreements with third parties that involve the future payment or receipt of cash or other monetary items to the extent that we can reasonably predict the timing and amount of such payments or receipts. In this regard, we have entered into various foreign currency forward contracts to hedge certain of these risks. Although certain non-functional currency risks related to our capital expenditures and operating and SG&A expenses were not hedged as of March 31, 2009, we expect to increase our use of hedging strategies with respect to these risks during the remainder of 2009. For additional information concerning our foreign currency forward contracts, see note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 (our “Form 10-K”) and note 5 to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 (our “Form 10-Q”).
          We also are exposed to unfavorable and potentially volatile fluctuations of the U.S. dollar (our reporting currency) against the currencies of our operating subsidiaries and affiliates when their respective financial statements are translated into U.S. dollars for inclusion in our consolidated financial statements. Cumulative translation adjustments are recorded in accumulated other comprehensive earnings (loss) as a separate component of equity. Any increase (decrease) in the value of the U.S. dollar against any foreign currency that is the functional currency of one of our operating subsidiaries or affiliates will cause us to experience unrealized foreign currency translation losses (gains) with respect to amounts already invested in such foreign currencies. As a result of foreign currency risk, we may experience a negative impact on our comprehensive earnings and equity with respect to our holdings solely as a result of foreign currency translation. Our primary exposure to foreign currency risk from a foreign currency translation perspective is to the euro and the Japanese yen. In addition, we have significant exposure to changes in the exchange rates for the Swiss franc, the Chilean peso, the Hungarian forint, the Australian dollar and other local currencies in Europe. We generally do not hedge against the risk that we may incur non-cash losses upon the translation of the financial statements of our subsidiaries and affiliates into U.S. dollars.
          Our businesses are subject to risks of adverse regulation by foreign governments. Our businesses are subject to the unique regulatory regimes of the countries in which they operate. Cable and telecommunications businesses are subject to licensing or registration eligibility rules and regulations, which vary by country. The provision of telephony services requires licensing from, or registration with, the appropriate regulatory authorities and entrance into interconnection arrangements with the incumbent phone companies. It is possible that countries in which we operate may adopt laws and regulations regarding electronic commerce which could dampen the growth of the internet services being offered and developed by these businesses. In a number of countries, our ability to increase the prices we charge for our cable television service or make changes to the programming packages we offer is limited by regulation or conditions imposed by competition authorities or is subject to review by regulatory authorities. In addition, regulatory authorities may grant new licenses to third parties, or market entry may be possible without a license, resulting in greater competition in territories where our businesses may already be licensed. More significantly, regulatory authorities may require us to grant third parties access to our bandwidth, frequency capacity, facilities or services, as in the Netherlands. Programming businesses are subject to regulation on a country by country basis, including programming content requirements, requirements to make programming available on non-discriminatory terms, and service quality standards. In some cases, ownership restrictions may apply to broadband communications and/or programming businesses. Consequently, our businesses must adapt their ownership and organizational structure as well as their pricing and service offerings to satisfy the rules and regulations to which they are subject. A failure to comply with these rules and regulations could result in penalties, restrictions on such business or loss of required licenses or other adverse conditions.
          Such adverse conditions could:
•	Impair our ability to use our bandwidth in ways that would generate maximum revenue and operating cash flow;

•	Create a shortage of capacity on our network, which could limit the types and variety of services we seek to provide our customers;

•	Strengthen our competitors by granting them access and lowering their costs to enter into our markets; and

•	Have a significant adverse impact on our profitability.
          When we acquire additional communications companies, these acquisitions may require the approval of governmental authorities (either at country or European level), which can block, impose conditions on, or delay an acquisition; thus hampering our opportunities for growth.
          We cannot be certain that we will be successful in acquiring new businesses or integrating acquired businesses with our existing operations. Historically, our businesses have grown, in part, through selective acquisitions that enabled them to take advantage of existing networks, local service offerings and region-specific management expertise. We expect to seek to continue growing our businesses through acquisitions in selected markets. Our ability to acquire new businesses may be limited by many factors, including availability of financing, debt covenants, the prevalence of complex ownership structures among potential targets, government regulation and competition from other potential acquirers, primarily private equity funds. Even if we were successful in acquiring new businesses, the integration of new businesses may present significant costs and challenges, including: realizing economies of scale in interconnection, programming and network operations; eliminating duplicative overheads; and integrating personnel, networks, financial systems and operational systems. We cannot assure you that we will be successful in acquiring new businesses or realizing the anticipated benefits of any completed acquisition.
          In addition, we anticipate that most, if not all, companies acquired by us will be located outside the United States. Foreign companies may not have disclosure controls and procedures or internal controls over financial reporting that are as thorough or effective as those required by U.S. securities laws. While we intend to conduct appropriate due diligence and to implement appropriate controls and procedures as we integrate acquired companies, we may not be able to certify as to the effectiveness of these companies’ disclosure controls and procedures or internal controls over financial reporting until we have fully integrated them.
          We may have to pay U.S. taxes on earnings of certain of our foreign subsidiaries regardless of whether such earnings are actually distributed to us, and we may be limited in claiming foreign tax credits; since substantially all of our revenue is generated through foreign investments, these tax risks could have a material adverse impact on our effective income tax rate, financial condition and liquidity. Certain foreign corporations in which we have interests, particularly those in which we have controlling interests, are considered to be “controlled foreign corporations” under U.S. tax law. In general, our pro rata share of certain income earned by our subsidiaries that are controlled foreign corporations during a taxable year when such subsidiaries have positive current or accumulated earnings and profits will be included in our income when the income is earned, regardless of whether the income is distributed to us. This income, typically referred to as “Subpart F income”, generally includes, but is not limited to, such items as interest, dividends, royalties, gains from the disposition of certain property, certain currency exchange gains in excess of currency exchange losses, and certain related party sales and services income. In addition, a U.S. stockholder of a controlled foreign corporation may be required to include in income its pro rata share of the controlled foreign corporation’s increase in the average adjusted tax basis of any investment in U.S. property held by the controlled foreign corporation to the extent the controlled foreign corporation has positive current or accumulated earnings and profits (other than Subpart F income). This is the case even though the U.S. stockholder may not have received any actual cash distributions from the controlled foreign corporation. Since we are investors in foreign corporations, we could have significant amounts of Subpart F income. Although we intend to take reasonable tax planning measures to limit our tax exposure, we cannot assure you that we will be able to do so or that any of such measures will not be challenged.
          In general, a U.S. corporation may claim a foreign tax credit against its U.S. federal income taxes for foreign income taxes paid or accrued. A U.S. corporation may also claim a credit for foreign income taxes paid or accrued on the earnings of certain foreign corporations paid to the U.S. corporation as a dividend. Our ability to claim a foreign tax credit for dividends received from our foreign subsidiaries is subject to various limitations. Some of our businesses are located in countries with which the United States does not have income tax treaties. Because we lack treaty protection in these countries, we may be subject to high rates of withholding taxes on distributions and other payments from our businesses and may be subject to double taxation on our income. Limitations on our ability to claim a foreign tax credit, our lack of treaty protection in some countries, and our inability to offset losses in one foreign jurisdiction against income earned in another foreign jurisdiction could result in a high effective U.S. federal income tax rate on our earnings. Since substantially all of our revenue is generated abroad, including in jurisdictions that do not have tax treaties with the United States, these risks are proportionately greater for us than for companies that generate most of their revenue in the United States or in jurisdictions that have such treaties.
Factors Relating to Certain Financial Matters
          Difficult economic conditions may reduce subscriber spending for our video, internet and telephony services and reduce our rate of growth of subscriber additions. Most of the countries in which we operate are experiencing difficult economic conditions. Because a substantial portion of our revenue is derived from residential subscribers who may be impacted by these conditions, it may be (1) more difficult to attract new subscribers, (2) more likely that certain of our subscribers will downgrade or disconnect their services and (3) more difficult to maintain ARPUs at existing levels. Accordingly, our ability to increase, or in certain cases, maintain the revenue, ARPU, RGUs, operating cash flow, operating cash flow margins and liquidity of our operating segments could be adversely affected to the extent that relevant economic environments remain weak or decline further. We currently are unable to predict the extent of any of these potential adverse effects.
          Disruptions in the worldwide credit and equity markets have increased the risk of default by the counterparties to our financial instruments, undrawn debt facilities and cash investments and may impact our future financial position. Disruptions in the credit and equity markets have impacted the creditworthiness of certain financial institutions. Although we seek to manage the credit risks associated with our financial instruments, cash and cash equivalents and undrawn debt facilities, we are exposed to an increased risk that our counterparties may default on their obligations to us. At March 31, 2009, our exposure to credit risk included (1) derivative assets with a fair value of $1,057.1 million, (2) cash, cash equivalent and restricted cash balances of $1,552.4 million and (3) aggregate undrawn debt facilities of $1,413.3 million, including CLP 136,391.6 million ($233.1 million) of commitments under VTR GlobalCom S.A.’s credit facility for which we would be required to set aside an equivalent amount of cash collateral. Were one or more of our counterparties to fail or otherwise be unable to meet its obligations to us, our cash flows, results of operations and financial condition could be adversely affected. It is not possible to predict how the recent disruption in the credit and equity markets and the associated difficult economic conditions could impact our future financial position. In this regard, (1) additional financial institution failures could (a) reduce amounts available under committed credit facilities and (b) adversely impact our ability to access cash deposited with any failed financial institution and (2) sustained or further tightening of the credit markets could adversely impact our ability to access debt financing on favorable terms, or at all. In addition, the continuation or worsening of the weakness in the equity markets could make it less attractive to use our shares to satisfy contingent or other obligations, and sustained or increased competition, particularly in combination with weak economies, could adversely impact our cash flows and liquidity.
          We may not freely access the cash of our operating companies. Our operations are conducted through our subsidiaries. Our current sources of corporate liquidity include (1) our cash and cash equivalents, (2) interest and dividend income received on our cash and cash equivalents and investments, and (3) proceeds received upon the exercise of stock options. From time to time, we also receive distributions, loans or loan repayments from our subsidiaries or affiliates and proceeds upon the disposition of investments and other assets. The ability of our operating subsidiaries to pay dividends or to make other payments or advances to us depends on their individual operating results and any statutory, regulatory or contractual restrictions to which they may be or may become subject and in some cases our receipt of such payments or advances may be subject to onerous tax consequences. Most of our operating subsidiaries are subject to credit agreements or indentures that restrict sales of assets and prohibit or limit the payment of dividends or the making of distributions, loans or advances to stockholders and partners, including us. In addition, because these subsidiaries are separate and distinct legal entities they have no obligation to provide us funds for payment obligations, whether by dividends, distributions, loans or other payments. With respect to those companies in which we have less than a majority voting interest, we do not have sufficient voting control to cause those companies to pay dividends or make other payments or advances to any of their partners or stockholders, including us.
          Certain of our subsidiaries are subject to various debt instruments that contain restrictions on how we finance our operations and operate our businesses, which could impede our ability to engage in beneficial transactions. Certain of our subsidiaries are subject to significant financial and operating restrictions contained in outstanding credit agreements, indentures and similar instruments of indebtedness. These restrictions will affect, and in some cases significantly limit or prohibit, among other things, the ability of those subsidiaries to:
•	Incur or guarantee additional indebtedness;

•	Pay dividends or make other upstream distributions;

•	Make investments;

•	Transfer, sell or dispose of certain assets, including subsidiary stock;

•	Merge or consolidate with other entities;

•	Engage in transactions with us or other affiliates; or

•	Create liens on their assets.
          As a result of restrictions contained in these credit facilities, the companies party thereto, and their subsidiaries, could be unable to obtain additional capital in the future to:
•	Fund capital expenditures or acquisitions that could improve their value;

•	Meet their loan and capital commitments to their business affiliates;

•	Invest in companies in which they would otherwise invest;

•	Fund any operating losses or future development of their business affiliates;

•	Obtain lower borrowing costs that are available from secured lenders or engage in advantageous transactions that monetize their assets; or

•	Conduct other necessary or prudent corporate activities.

          In addition, most of the credit agreements to which these subsidiaries are parties include financial covenants that require them to maintain certain financial ratios, including ratios of total debt to operating cash flow and operating cash flow to interest expense. Their ability to meet these financial covenants may be affected by adverse economic, competitive or regulatory developments and other events beyond their control, and we cannot assure you that these financial covenants will be met. In the event of a default under such subsidiaries’ credit agreements or indentures, the lenders may accelerate the maturity of the indebtedness under those agreements or indentures, which could result in a default under other outstanding credit facilities. We cannot assure you that any of these subsidiaries will have sufficient assets to pay indebtedness outstanding under their credit agreements and indentures. Any refinancing of this indebtedness is likely to contain similar restrictive covenants.
          We are exposed to interest rate risks. Shifts in such rates may adversely affect the debt service obligation of our subsidiaries. We are exposed to the risk of fluctuations in interest rates, primarily through the credit facilities of certain of our subsidiaries, which are indexed to EURIBOR, LIBOR, TIBOR or other base rates. Although we enter into various derivative transactions to manage exposure to movements in interest rates, there can be no assurance that we will be able to continue to do so at a reasonable cost.
          Our substantial leverage could limit our ability to obtain additional financing and have other adverse effects. We seek to maintain our debt at levels that provide for attractive equity returns without assuming undue risk. In this regard, we strive to cause our operating subsidiaries to maintain their debt at levels that result in a consolidated debt balance that is between four and five times our consolidated operating cash flow (as defined in note 14 to our condensed consolidated financial statements included in our Form 10-Q). At March 31, 2009, our total consolidated outstanding debt and capital lease obligations were $19.3 billion, of which $467.6 million is due over the next 12 months. We believe that we have sufficient resources to repay or refinance the current portion of our debt and capital lease obligations and to fund our foreseeable liquidity requirements during the next 12 months. However, as our debt maturities grow in later years, we anticipate that we will seek to refinance or otherwise extend our debt maturities. Subsequent to March 31, 2009, we completed certain refinancing transactions that resulted in the extension of the debt maturities of certain of our subsidiaries. For additional information, see note 15 to the condensed consolidated financial statements included in our Form 10-Q and Item 2.03 of our Current Report on Form 8-K filed with the SEC on May 6, 2009. No assurance can be given that we would be able to complete additional refinancing transactions or otherwise extend our debt maturities in light of current market conditions. In this regard, it is not possible to predict how the recent disruption in the credit and equity markets and the associated difficult economic conditions could impact our future financial position. Our ability to service or refinance our debt and to maintain compliance with our leverage covenants is dependent primarily on our ability to maintain or increase our cash provided by operations and to achieve adequate returns on our capital expenditures and acquisitions. Accordingly, if our cash provided by operations declines or we encounter other material liquidity requirements, we may be required to seek additional debt or equity financing in order to meet our debt obligations and other liquidity requirements as they come due. In addition, our current debt levels may limit our ability to incur additional debt financing to fund working capital needs, acquisitions, capital expenditures, or other general corporate requirements. We can give no assurance that any additional debt or equity financing will be available on terms that are as favorable as the terms of our existing debt or at all, particularly in light of current market conditions. During 2008 and the first quarter of 2009, we purchased $2,217.1 million and $109.8 million, respectively, of LGI Series A and Series C common stock, including direct acquisition costs. Any cash used by our company in connection with any future purchases of our common stock would not be available for other purposes, including the repayment of debt.
          We are subject to increasing operating costs and inflation risks which may adversely affect our earnings. While our operations attempt to increase our subscription rates to offset increases in operating costs, there is no assurance that they will be able to do so. Therefore, operating costs may rise faster than associated revenue, resulting in a material negative impact on our cash flow and net earnings (loss). We are also impacted by inflationary increases in salaries, wages, benefits and other administrative costs in certain of our markets.
          The liquidity and value of our interests in our subsidiaries may be adversely affected by stockholder agreements and similar agreements to which we are a party. We own equity interests in a variety of international broadband communications and video programming businesses. Certain of these equity interests are held pursuant to stockholder agreements, partnership agreements and other instruments and agreements that contain provisions that affect the liquidity, and therefore the realizable value, of those interests. Most of these agreements subject the transfer of such equity interests to consent rights or rights of first refusal of the other stockholders or partners. In certain cases, a change in control of the company or the subsidiary holding the equity interest will give rise to rights or remedies exercisable by other stockholders or partners. Some of our subsidiaries are parties to loan agreements that restrict changes in ownership of the borrower without the consent of the lenders. All of these provisions will restrict the ability to sell those equity interests and may adversely affect the prices at which those interests may be sold.
          We may not report net earnings. We reported net losses attributable to LGI stockholders of $298.7 million during the first quarter of 2009 and $788.9 million and $422.6 million during 2008 and 2007, respectively. In light of our historical financial performance, we cannot assure you that we will report net earnings in the near future or at all.
Other Factors
          The loss of certain key personnel could harm our business. We have experienced employees at both the corporate and operational levels who possess substantial knowledge of our business and operations. We cannot assure you that we will be successful in retaining their services or that we would be successful in hiring and training suitable replacements without undue costs or delays. As a result, the loss of any of these key employees could cause significant disruptions in our business operations, which could materially adversely affect our results of operations.
          John C. Malone has significant voting power with respect to corporate matters considered by our stockholders. John C. Malone beneficially owns outstanding shares of our common stock representing 32.3% of our aggregate voting power as of March 31, 2009.

Including stock options held by Mr. Malone, the voting power of the shares beneficially owned by him was 38.8% at that date. By virtue of Mr. Malone’s voting power in our company, as well as his position as our Chairman of the Board, Mr. Malone may have significant influence over the outcome of any corporate transaction or other matters submitted to our stockholders for approval. Mr. Malone’s rights to vote or dispose of his equity interests in our company are not subject to any restrictions in favor of us other than as may be required by applicable law and except for customary transfer restrictions pursuant to equity award agreements.
          It may be difficult for a third-party to acquire us, even if doing so may be beneficial to our stockholders. Certain provisions of our restated certificate of incorporation and bylaws may discourage, delay or prevent a change in control of our company that a stockholder may consider favorable. These provisions include the following:
•	Authorizing a capital structure with multiple series of common stock: a Series B that entitles the holders to 10 votes per share; a Series A that entitles the holders to one vote per share; and a Series C that, except as otherwise required by applicable law, entitles the holder to no voting rights;

•	Authorizing the issuance of “blank check” preferred stock, which could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

•	Classifying our board of directors with staggered three-year terms, which may lengthen the time required to gain control of our board of directors;

•	Limiting who may call special meetings of stockholders;

•	Prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of the stockholders;

•	Establishing advance notice requirements for nominations of candidates for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings;

•	Requiring stockholder approval by holders of at least 80% of the voting power of our outstanding common stock or the approval by at least 75% of our board of directors with respect to certain extraordinary matters, such as a merger or consolidation of our company, a sale of all or substantially all of our assets or an amendment to our restated certificate of incorporation or bylaws; and

•	The existence of authorized and unissued stock, which would allow our board of directors to issue shares to persons friendly to current management, thereby protecting the continuity of our management, or which could be used to dilute the stock ownership of persons seeking to obtain control of our company.
          Our incentive plan may also discourage, delay or prevent a change in control of our company even if such change of control would be in the best interests of our stockholders.

FORWARD LOOKING STATEMENTS
          This offering document and our Form 10-K and Form 10-Q filed with the SEC include “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward looking statements, by definition, involve risks, uncertainties and assumptions. Where, in any forward looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. In addition to the risk factors described in “Risk Factors” above, the following include some but not all of the factors that could cause our actual results or events to differ materially from anticipated results or events:
•	Economic and business conditions and industry trends in the countries in which we, and the entities in which we have interests, operate;

•	The competitive environment in the broadband communications and programming industries in the countries in which we, and the entities in which we have interests, operate;

•	Competitor responses to our products and services, and the products and services of the entities in which we have interests;

•	Fluctuations in currency exchange rates and interest rates;

•	Consumer disposable income and spending levels, including the availability and amount of individual consumer credit;

•	Changes in consumer television viewing preferences and habits;

•	Consumer acceptance of existing service offerings, including our digital video, voice and broadband internet services;

•	Consumer acceptance of new technology, programming alternatives and broadband services that we may offer;

•	Our ability to manage rapid technological changes;

•	Our ability to maintain or increase the number of subscriptions to our digital video, voice and broadband internet services and our average monthly revenue per household;

•	Our ability to maintain or increase rates to our subscribers or to pass through increased costs to our subscribers;

•	The impact of our future financial performance, or market conditions generally, on the availability, terms and deployment of capital;

•	The outcome of any pending or threatened litigation;

•	Continued consolidation of the foreign broadband distribution industry;

•	Changes in, or failure or inability to comply with, government regulations in the countries in which we, and the entities in which we have interests, operate and adverse outcomes from regulatory proceedings;

•	Our ability to obtain regulatory approval and satisfy other conditions necessary to close acquisitions, as well as our ability to satisfy conditions imposed by competition and other regulatory authorities in connection with acquisitions;

•	Government intervention that opens our broadband distribution networks to competitors;

•	Changes in laws or treaties relating to taxation, or the interpretation thereof, in countries in which we, or the entities in which we have interests, operate;

•	Uncertainties inherent in the development and integration of new business lines and business strategies;

•	Capital spending for the acquisition and/or development of telecommunications networks and services;

•	Our ability to successfully integrate and recognize anticipated efficiencies from the businesses we acquire;

•	Problems we may discover post-closing with the operations, including the internal controls and financial reporting process, of businesses we acquire;

•	The ability of suppliers and vendors to timely deliver products, equipment, software or services;

•	The availability of attractive programming for our digital video services at reasonable costs;

•	The loss of key employees and the availability of qualified personnel;

•	Changes in the nature of key strategic relationships with partners and joint ventures; and

•	Events that are outside of our control, such as political unrest in international markets, terrorist attacks, natural disasters, pandemics and other similar events.

          We caution you not to place undue reliance on the forward-looking statements contained in this offering document, in our Form 10-K or in our Form 10-Q. The safe harbor protections for forward-looking statements contained in the Securities Act and the Exchange Act do not apply to any forward-looking statements we make in connection with the Exchange Offer, including forward-looking statements from our Form 10-K and Form 10-Q, which documents are incorporated herein by reference.

THE EXCHANGE OFFER
Eligible Participants and Eligible Awards
          Except as provided in the next sentence, if you are an employee or consultant of LGI or its subsidiaries, regardless of the country in which you reside, who holds Eligible Awards and who continues to be an employee or consultant of LGI or its subsidiaries on the Expiration Date, then you are an “Eligible Participant” who may participate in the Exchange Offer. Our directors, those of our executive officers and key employees who participate in our Senior Executive Performance Incentive Plan and those of our employees and consultants who have given notice of resignation at any time prior to the Expiration Date are not eligible to participate in the Exchange Offer.
          Except as provided in the next sentence, the “Eligible Awards” include outstanding and unexercised stock options and stock appreciation rights in respect of LBTYA shares or LBTYK shares, that:
•	were granted in 2007 or 2008 under the 2005 Incentive Plan;

•	are vested or unvested; and

•	have an exercise price or base price for the series of stock to which they relate that is higher than the 52-Week High Closing Price for that series of our common stock as of the Expiration Date.
In addition, if you obtained Awards granted in both May and August of 2007 or both May and August of 2008, only the first grant of Awards in the same year are considered Eligible Awards. Awards which are exercised in full or terminate on or before the Expiration Date may not be exchanged for New SARs in the Exchange Offer as they will no longer be outstanding.
          Participation in the Exchange Offer is completely voluntary. If you choose to participate in the Exchange Offer, you may elect to participate in the Exchange Offer as to all or only a portion of your Eligible Awards (based on the grant date and the series of common stock to which they relate), and you may elect to tender Eligible Awards for only LBTYA or LBTYK. However, if you decide to participate in the Exchange Offer you must tender all, but not less than all, of your Eligible Awards that you wish to exchange which have (1) the same grant date and (2) are exercisable for, or relate to, the same series of our common stock (Series A or Series C). In addition, in order to exchange Eligible Awards for New SARs, you must remain an employee or consultant of LGI or its subsidiaries throughout the Offering Period, and you must not have tendered a notice of resignation during the Offering Period.
          We expect that the Expiration Date will be June 16, 2009, although this date will change if we extend the Offering Period. If you choose not to participate in the Exchange Offer, or if you are not eligible or cease to be eligible to participate in the Exchange Offer, you will keep your Eligible Awards and they will remain subject to the terms of the 2005 Incentive Plan and the related stock option agreement or stock appreciation rights agreement. The Exchange Offer does not change the terms of your employment or consulting arrangement. Except as provided by applicable law and/or any employment or consulting agreement between you and LGI or one of its subsidiaries, your employment remains “at-will” and can be terminated by you, LGI or one of its subsidiaries at any time, with or without cause or notice. In addition, if you choose to participate in the Exchange Offer, but some of your Awards have an exercise price or base price that is lower than the 52-Week High Closing Price as of the Expiration Date, then those Awards will cease to be “Eligible Awards” and, if tendered into the Exchange Offer, your election with respect to those Awards will be deemed withdrawn and you will keep those Awards in accordance with their original terms.
New SARs
          The New SARs will relate to shares of the same series of common stock as the shares underlying the corresponding Eligible Awards tendered for exchange. The New SARs that will be issued in the Exchange Offer will have a lower base price than the Eligible Awards they replace, and participants will receive a smaller number of New SARs than the number of Eligible Awards they exchange. New SARs will be granted under the 2005 Incentive Plan, and will be subject to the terms and conditions of the 2005 Incentive Plan and a new stock appreciation rights agreement between the recipient and LGI. A copy of the 2005 Incentive Plan and the form of new stock appreciation rights agreement are attached as exhibits to the Schedule TO and have been posted on the Exchange Offer website.
          If you elect to participate in the Exchange Offer, you will receive one New SAR for every two Eligible Awards (which Eligible Awards had the same grant date and covered the same series of our common stock) you tender for exchange. We will calculate the number of New SARs you are to receive by dividing (i) the number of Eligible Awards you exchange by (ii) two (2), and rounding any fractional New SAR up to the nearest whole SAR.
          Each New SAR will have a base price per share equal to the last sale price of LBTYA or LBTYK, as applicable, on The Nasdaq Global Select Market on the Expiration Date. For the other terms and conditions of the New SARs, including the term and vesting schedule, see “—Source and Amount of Consideration; Terms of New SARs.”
          As an example, assume you hold Eligible Awards granted to you in the May 2007 annual grant covering 1,000 LBTYA shares and that the last sale price of LBTYA on The Nasdaq Global Select Market on the Expiration Date is $15.72 (which was the last sale price on May 18, 2009). If you tender your Eligible Awards in the Exchange Offer, you would receive, with respect to this Award, New SARs in respect of 500 LBTYA shares (1000 ÷ 2 = 500), with a base price of $15.72.
          NONE OF LGI, ITS BOARD OF DIRECTORS, OR ANY OF LGI’S SUBSIDIARIES MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE AWARDS. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU SHOULD EVALUATE CAREFULLY ALL OF THE INFORMATION IN THIS OFFERING DOCUMENT AND CONSULT YOUR OWN FINANCIAL, LEGAL AND TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO EXCHANGE YOUR ELIGIBLE AWARDS.

          NOTHING IN THIS OFFERING DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OR CONSULTANT OF LGI OR ITS SUBSIDIARIES. THE TERMS OF YOUR EMPLOYMENT OR CONSULTANCY WITH LGI OR ITS SUBSIDIARIES REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN EMPLOYED OR ENGAGED BY LGI OR ITS SUBSIDIARIES UNTIL THE NEW SARS GRANT DATE OR AFTER THAT DATE.
          IF YOU EXCHANGE ELIGIBLE AWARDS FOR NEW SARS AND YOU CEASE TO BE AN EMPLOYEE OR CONSULTANT OF LGI OR ITS SUBSIDIARIES BEFORE YOUR NEW SARS ARE FULLY VESTED, WITH CERTAIN LIMITED EXCEPTIONS, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR NEW SARS.
Expiration Date; Cancellation Date and New SARs Grant Date
     Expiration Date
          We expect that the Expiration Date of the Offering Period will be June 16, 2009 at 11:59 p.m., Eastern Time. We may extend the Expiration Date at our discretion. If we extend the Exchange Offer, the term “Expiration Date” will refer to the time and date at which the last extended Exchange Offer expires. See “—Extension of Exchange Offer; Termination; Amendment” for a description of our rights to extend, terminate and amend the Exchange Offer.
     Offering Period
          The Offering Period for the Exchange Offer started on May 19, 2009 and will expire at 11:59 p.m., Eastern Time, on the Expiration Date.
     New SARs Grant Date
          The New SARs will be granted on the New SARs Grant Date. That date will be the Expiration Date, which we expect will be June 16, 2009.
     Cancellation Date
          Eligible Awards tendered to us and accepted by us pursuant to the Exchange Offer will be canceled on the same date as the New SARs Grant Date. If the Expiration Date is extended, the Cancellation Date and the New SARs Grant Date will be similarly extended.
Purpose of The Exchange Offer
          We are making this Exchange Offer because Awards under our 2005 Incentive Plan have been, and continue to be, an important retention tool and means by which we incentivise our employees to actively participate in the growth of LGI and its subsidiaries. We believe that by aligning the interests of our employees with those of our stockholders, we can achieve greater stockholder value.

          Due to the economic downturn over the last year and a half, the market price of stocks across all industries, including LGI’s, has fallen dramatically. Today, most of the Awards under our 2005 Incentive Plan are “underwater,” meaning that they have an exercise price or base price that is higher than the current market price of our LBTYA shares and LBTYK shares. At the same time, many of our stockholders have seen a significant diminution in the value of their LGI stock. In addressing the problems posed by Awards being significantly underwater, we also considered the need to minimize the potential dilution to our stockholders who have also been adversely affected by falling stock prices.
          The Exchange Offer is intended to equitably address this situation by providing Eligible Participants with an opportunity to exchange Eligible Awards for New SARs that have a lower base price and, therefore, possibly greater value and appreciation potential. The New SARs will have a seven-year term and we are also restarting the vesting period, to renew and extend the employee incentive and retention aspects of the new Awards. At the same time, we are limiting the Exchange Offer to Awards granted in 2007 and 2008 under our 2005 Incentive Plan that have an exercise price or base price that is greater than the 52-Week High Closing Sale Price for LBTYA and LBTYK shares as of the Expiration Date, and we are using an exchange ratio that approximates a “value-for-value” exchange. We are also excluding from participation in the Exchange Offer our directors and those of our executive officers and key employees who participate in our Senior Executive Performance Incentive Plan.
          By offering Eligible Participants the opportunity to exchange Eligible Awards for New SARs, we believe that these incentive awards will again become important tools to help motivate and retain employees and consultants and continue to align their interests with those of our stockholders. The Exchange Offer will have the added benefit of reducing the number of shares subject to outstanding equity compensation awards. Because the exchange ratio used in this offer approximates a “value-for-value” exchange, the Exchange Offer will reduce our overhang and replenish our share reserve under the 2005 Incentive Plan for future grants.
Procedure For Tendering Eligible Awards
          If you are an Eligible Participant, you may tender your Eligible Awards at any time before the Expiration Date. If we extend the Exchange Offer, you may tender your Eligible Awards at any time until the extended Expiration Date.
          You may elect to participate in the Exchange Offer as to all or only a portion of your Eligible Awards, and you may elect to tender Eligible Awards for only LBTYA or LBTYK. However, if you tender for exchange an Eligible Award for either LBTYA or LBTYK, all Eligible Awards with the same grant date and for the same series of our common stock must be tendered for exchange.
     Procedure for Tendering Eligible Awards
          To validly tender your Eligible Awards pursuant to the Exchange Offer, you must remain an Eligible Participant through the Expiration Date and your Eligible Awards must not be fully exercised or terminate on or prior to the Expiration Date. If you choose to participate in the Exchange Offer, you must submit your election as follows:

•	Submit your election over the internet on the Exchange Offer website at https://libertyglobal.equitybenefits.com by clicking through the applicable prompts; and

•	In the case of Eligible Participants who do not currently reside in Ireland, the Netherlands, the United Kingdom, or the United States, you must also print and sign the election form from the Exchange Offer website and (1) email a scanned or PDF copy to equity@lgi.com, (2) fax a scanned or PDF copy to Liberty Global, Inc. Human Resources Dept., Attn: Director, Compensation and Benefits at 1-303-220-6639, or (3) deliver or send the signed copy by hand, registered mail or courier to: Liberty Global, Inc. Human Resources Dept., Attn: Director, Compensation and Benefits, 12300 Liberty Blvd., Englewood, CO 80112.
          You do not need to return your stock option agreements or stock appreciation rights agreements relating to Eligible Awards that you elect to exchange. They will be automatically canceled if we accept your Eligible Awards for exchange. To participate in the Exchange Offer, you will need to agree to all of the terms and conditions of the Exchange Offer as set forth in the offer documents and on the Exchange Offer website. You are responsible for making sure that if you wish to participate in the Exchange Offer that you follow the appropriate steps. If you choose to not participate in the Exchange Offer, you do not need to do anything, and your Eligible Awards will continue to remain subject to their existing terms and conditions.
          Your Eligible Awards will not be considered tendered until you have properly completed and acknowledged your election in accordance with the procedures above. You must properly complete and acknowledge your election to participate in the Exchange Offer by the Expiration Date. This is a one-time offer, and we will strictly enforce the Offering Period.
          All elections to participate in the Exchange Offer must be submitted through the Exchange Offer website. In addition, Eligible Participants who do not currently reside in Ireland, the Netherlands, the United Kingdom, or the United States must also print their election form from the Exchange Offer website, sign it, and send the signed copy by email, fax, courier or registered mail to the Human Resources Department of LGI as described in the second bullet point above. If you miss the Expiration Date deadline, you will not be permitted to participate in the Exchange Offer.
          Your election to participate becomes irrevocable after 11:59 p.m., Eastern Time, on June 16, 2009, unless the Exchange Offer is extended past that time, in which case your election will become irrevocable after the new Expiration Date. The exception to this rule is that if we have not accepted your properly tendered Eligible Awards by 11:59 p.m., Eastern Time, on July 15, 2009, you may withdraw your election at any time thereafter. You may change your mind after you have submitted an election and withdraw from the Exchange Offer at any time before the Expiration Date, as described in “The Exchange Offer—Withdrawal Rights” below. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive before the Expiration Date.

          We, in our sole discretion, will determine all questions as to the form and validity, including time of receipt of elections and our determinations of these matters will be final and binding.
          Our receipt of your election is not by itself an acceptance of your Eligible Awards for exchange. For purposes of the Exchange Offer, we will be deemed to have accepted elections that are validly made and are not properly withdrawn only as of the time when we give oral or written notice to the Eligible Participants generally of our acceptance of Eligible Awards for exchange. We may issue this notice of acceptance by e-mail or other form of communication. Subject to the terms and conditions of the Exchange Offer, we will accept all properly tendered Eligible Awards promptly after the expiration of the Exchange Offer. Eligible Awards accepted for exchange will be canceled on the Cancellation Date, which we expect will be June 16, 2009.
     Determination of Validity; Rejection of Eligible Awards; Waiver of Defects; No Obligation to Give Notice of Defects
          We will, in our sole discretion, determine the number of Eligible Awards and all questions as to the form of documents and the validity, form, eligibility, time of receipt, and acceptance of any tender of Eligible Awards. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders. No tender of Eligible Awards will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Eligible Participant or waived by us and our determination of these matters will be final and binding on all parties. This is a one-time offer. We will strictly enforce the Offering Period, subject only to an extension of the Expiration Date of the Exchange Offer in our sole discretion. Subject to Rule 13e-4 under the Exchange Act, we reserve the right, in our sole discretion, to waive any of the conditions of the Exchange Offer, or any defect or irregularity in any tender with respect to any particular Eligible Awards.
     Our Acceptance Constitutes an Agreement
          Your tender of Eligible Awards pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Exchange Offer and will be controlling, absolute and final, subject to your withdrawal rights (as described below) and our acceptance of your tendered Eligible Awards in accordance with “The Exchange Offer—Acceptance of Eligible Awards for Exchange; Grant of New SARs” below. Our acceptance for exchange of Eligible Awards tendered by you pursuant to the Exchange Offer will constitute a binding agreement between LGI and you on the terms and subject to the conditions of the Exchange Offer.
          Subject to our rights to extend, amend or terminate the Exchange Offer in accordance with “The Exchange Offer—Conditions of The Exchange Offer” and “The Exchange Offer—Extension of Exchange Offer; Termination; Amendment” below, we expect to accept and cancel, following the expiration of the Exchange Offer but on the same U.S. calendar day as the Expiration Date, all properly tendered Eligible Awards that have not been validly withdrawn. By electing to participate in the Exchange Offer through the procedures described above, you will be agreeing to the terms of a new stock appreciation rights agreement governing the terms of each New SAR issued to you in exchange for your Eligible Awards pursuant to the Exchange Offer.

New SARs granted in exchange for properly tendered Eligible Awards that we accept in the Exchange Offer will be reflected in your account on the UBS website as soon as administratively practicable after the completion of the Exchange Offer and after you have confirmed acceptance of the form of stock appreciation rights agreement through the UBS website. Please follow the applicable prompts on the UBS website when they are available to confirm acceptance of the form of stock appreciation rights agreement with respect to the New SARs.
Withdrawal Rights
          If you elect to accept the Exchange Offer as to your Eligible Awards and later change your mind, you may withdraw all or a portion of your tendered Eligible Awards, provided that all Eligible Awards with the same grant date and for the same series of our common stock must be withdrawn together. You may withdraw your tendered Eligible Awards and reject the Exchange Offer as to those awards by following the procedure described in this section.
          You may withdraw your tendered Eligible Awards at any time before 11:59 p.m. Eastern Time on the Expiration Date. If we extend the Offering Period beyond the original Expiration Date, you may withdraw your tendered Eligible Awards at any time until 11:59 p.m. Eastern Time on the extended Expiration Date. We intend to accept and cancel properly tendered Eligible Awards on the same day as the last scheduled Expiration Date.
          In addition, although we intend to accept all validly tendered Eligible Awards promptly after the expiration of the Exchange Offer, if we have not accepted your Eligible Awards by 11:59 p.m., Eastern Time, on July 15, 2009, you may withdraw your Eligible Awards at any time thereafter.
          To validly withdraw previously tendered Eligible Awards, you must submit a new election through the Exchange Offer website while you still have the right to withdraw the tendered Eligible Awards. To withdraw a previous election of Eligible Awards, on the election screen in the Exchange Offer website you must click “No” in the column “Exchange Eligible Awards” as to each grant of Eligible Awards that you wish to withdraw from the Exchange Offer. You must re-submit your changed election by clicking through the applicable prompts on the Exchange Offer website. In the case of Eligible Participants who do not currently reside in Ireland, the Netherlands, the United Kingdom, or the United States, you must also print and sign the revised election form from the Exchange Offer website and (1) email a scanned or PDF copy to equity@lgi.com, (2) fax a scanned or PDF copy to Liberty Global, Inc. Human Resources Dept., Attn: Director, Compensation and Benefits at 1-303-220-6639, or (3) deliver or send the signed copy by hand, registered mail or courier to: Liberty Global, Inc. Human Resources Dept., Attn: Director, Compensation and Benefits, 12300 Liberty Blvd., Englewood, CO 80112.
          To be valid, a revised election must be submitted and received by LGI before 11:59 p.m., Eastern Time, on the Expiration Date, which is June 16, 2009, unless we extend that date. Eligible Awards will not be considered withdrawn until we timely receive your revised election. If you miss the deadline for withdrawal, your previously tendered Eligible Awards will be canceled and exchanged pursuant to the Exchange Offer. You are responsible for making sure that any revised election that withdraws previously tendered Eligible Awards is properly completed and timely submitted.

          If you change you mind and wish to rescind any withdrawal of Eligible Awards, you must properly re-tender those Eligible Awards before the Expiration Date by again following the procedures described in “—Procedure For Tendering Eligible Awards” above.
          We, in our sole discretion, will determine all questions as to the form and validity, including time of receipt, of revised elections and our determinations of these matters will be final and binding.
Acceptance of Eligible Awards For Exchange; Grant of New SARs
          Subject to, and conditioned upon the terms and conditions of the Exchange Offer, we will accept for exchange all Eligible Awards properly tendered and not validly withdrawn on or before the Expiration Date. Once we have accepted Eligible Awards tendered by you, the Eligible Awards you tendered will be canceled and you will no longer have any rights under such Eligible Awards. Subject to the terms and conditions of the Exchange Offer, properly tendered and not validly withdrawn Eligible Awards will be canceled immediately following the expiration of the Exchange Offer and on the same U.S. calendar day as the Expiration Date. If the Exchange Offer is extended, then the Cancellation Date will also be extended.
          Subject to our rights to terminate the Exchange Offer discussed in “—Extension of Exchange Offer; Termination; Amendment” below, we will accept promptly after the Expiration Date all properly tendered Eligible Awards that are not validly withdrawn. We will give oral or written notice to the Eligible Participants generally of our acceptance for exchange of the Eligible Awards. This notice may be made by e-mail or other method of communication.
          We will grant the New SARs on the New SARs Grant Date, which we expect to be June 16, 2009. All New SARs will be granted under the 2005 Incentive Plan, and will be subject to a new stock appreciation rights agreement between you and LGI. New SARs granted in exchange for properly tendered Eligible Awards that we accept in the Exchange Offer will be reflected in your account on the UBS website as soon as administratively practicable after the completion of the Exchange Offer and after you have confirmed acceptance of the stock appreciation rights agreement through the UBS website. Please follow the applicable prompts on the UBS website when they are available to confirm acceptance of the stock appreciation rights agreement with respect to the New SARs.
          If you have tendered your Eligible Awards under the Exchange Offer and you cease to be an employee or consultant of LGI or its subsidiaries for any reason, or you give notice of your resignation, before the Expiration Date, you will no longer be eligible to participate in the Exchange Offer and your Eligible Awards will be withdrawn and not accepted for exchange. In that case, generally you may exercise your existing stock options and stock appreciation rights for a limited time after the date of your termination of service to the extent they are vested and in accordance with their terms.
          In addition, if you choose to participate in the Exchange Offer, but some of your Awards that were Eligible Awards have an exercise price or base price that is lower than the 52-Week High Closing Price, as of the Expiration Date, then those Awards will cease to be “Eligible

Awards,” your election with respect to those Awards will be deemed withdrawn, and you will keep those Awards in accordance with their original terms.
Conditions of The Exchange Offer
          Notwithstanding any other provision of this offering document, we will not be required to accept any Eligible Awards tendered for exchange, and we may withdraw or terminate the Exchange Offer, in each case subject to Rule 13e-4(f)(5) under the Exchange Act, if, at any time on or after the date hereof and before the Expiration Date, as the same may be extended, any of the following events shall have occurred (or have been reasonably determined by us to have occurred):
          (a) There shall have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the Exchange Offer or otherwise relating in any manner to the Exchange Offer;
          (b) Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the Exchange Offer, any of which might restrain, prohibit or delay completion of the Exchange Offer or impair the contemplated benefits of the Exchange Offer;
          (c) There shall have occurred:
     (1) any general suspension of trading in, or a limitation on prices for, securities on any national securities exchange or market in the United States for more than three hours;
     (2) the commencement of a war, act of terrorism, armed hostilities, or any other national or international crisis directly or indirectly involving the United States or any other country in which any of our subsidiaries does business;
     (3) any event or events that have resulted, or are reasonably likely to result, as determined in our reasonable judgment, in a material adverse change in our business or financial condition;
     (4) any event or events that have resulted, or are reasonably likely to result, as determined in our reasonable judgment, in a material impairment of the contemplated benefits of the Exchange Offer to us;
     (5) in the case of any of the above conditions existing at the time of commencement of the Exchange Offer, that condition, in our reasonable judgment, deteriorates materially after commencement of the Exchange Offer; or
     (6) any decrease (i) in the market price of the LBTYA or LBTYK shares on The Nasdaq Global Select Market or (ii) in the Nasdaq Composite Index, the New York Stock Exchange Index, the Dow Jones Industrial Average, or the S&P 500 Composite

Index, in each case, by an amount in excess of 10% during any period between May 19, 2009 and the Expiration Date;
          (d) Any change or changes shall have occurred or been threatened or anticipated in the business, condition (financial or otherwise), assets, liabilities, income, operations, share ownership, or prospects of our company or any of our subsidiaries, that could reasonably be expected to have a material adverse effect on us and our subsidiaries, taken as a whole;
          (e) A tender or exchange offer for any or all of the shares of our common stock (other than the Exchange Offer), or any merger, business combination, or other similar transaction with or involving our company, shall have been publicly proposed, announced or made by any person;
          (f) Any entity, “group” (as that term is used in Section 13(d)(3) of the Exchange Act) or person (other than entities, groups or persons who have filed with the Commission before May 19, 2009 a Schedule 13G or a Schedule 13D with respect to any of the shares of our common stock) shall have acquired, or proposed to acquire, beneficial ownership of more than 5% of the outstanding shares of our common stock;
          (g) Any entity, group, or person who has filed with the SEC on or before May 19, 2009 a Schedule 13G or a Schedule 13D with respect to any shares of our common stock shall have acquired, or proposed to acquire, beneficial ownership of additional shares constituting more than 2% of the outstanding shares of our common stock or shall have been granted any option or right to acquire beneficial ownership of more than 2% of the outstanding shares of our common stock;
          (h) Any entity, person or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (other than a filing made on or before May 1, 2009), or made a public announcement reflecting an intent to acquire shares of our common stock;
          (i) Any change, development, clarification or position shall have been taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the Exchange Offer, other than as contemplated as of the commencement date of the Exchange Offer;
          (j) Any rules or regulations by any governmental authority, The Nasdaq Stock Market, or other regulatory or administrative authority or any national securities exchange shall have been enacted, enforced, or deemed applicable to the Exchange Offer in a manner that might prohibit or delay completion of the Exchange Offer or impair the contemplated benefits of the Exchange Offer; or
          (k) Any approval, permit, authorization, favorable review or consent of any United States or foreign governmental, regulatory, or administrative agency or authority or any third party consents required to be obtained in connection with the Exchange Offer shall not have been obtained on terms satisfactory to us, in our sole judgment, acting reasonably.

          If any of the above events occur, we may:
•	Terminate the Exchange Offer;

•	Complete and/or extend the Exchange Offer;

•	Amend the terms of the Exchange Offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the Exchange Offer is open, complete the Exchange Offer.
          The foregoing conditions are for our sole benefit and may be asserted by us and may be waived by us, in whole or in part, at any time prior to the Expiration Date, in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right, which may be asserted by us at any time, in our sole discretion, prior to the Expiration Date. Any determination or judgment by us concerning the events described above will be final and binding on all parties. If any of the foregoing conditions is not satisfied and we determine to withdraw or terminate the Exchange Offer, we will promptly so notify you by e-mail or another form of written communication.
          We reserve the right at any time, in our sole discretion, to amend the terms and conditions of the Exchange Offer, subject to compliance with applicable federal securities laws. See “—Extension of Exchange Offer; Termination; Amendment” below for more details on our ability to extend, terminate or amend the Exchange Offer.
Price Range of Shares of LBTYA and LBTYK
          The Eligible Awards give Eligible Participants the right to acquire LBTYA or LBTYK shares. None of the Eligible Awards are traded on any trading market. LBTYA and LBTYK shares are listed and traded on The Nasdaq Global Select Market under the symbol “LBTYA” and “LBTYK,” respectively.
          The following table sets forth on a per share basis the high and low sale prices of our LBTYA and LBTYK shares on The Nasdaq Global Select Market during the periods indicated.

	LBTYA		LBTYK
	High	Low	High	Low
Fiscal Year Ending December 31, 2009
First Quarter	$19.79	$9.11	$18.35	$8.95
Second Quarter through May 18	$18.66	$14.25	$18.30	$13.85
Fiscal Year Ended December 31, 2008
First Quarter	$41.37	$33.38	$38.52	$31.70
Second Quarter	$37.08	$30.84	$34.75	$29.63
Third Quarter	$36.16	$26.76	$34.19	$25.65
Fourth Quarter	$30.18	$9.89	$28.39	$10.02
Fiscal Year Ended December 31, 2007
First Quarter	$33.23	$28.38	$30.79	$26.90
Second Quarter	$41.27	$32.79	$39.60	$30.06
Third Quarter	$45.00	$38.22	$42.74	$36.39
Fourth Quarter	$42.86	$34.91	$39.89	$33.25
          On May 18, 2009, the last sale price of our LBTYA and LBTYK shares on The Nasdaq Global Select Market was $15.72 per share and $15.66 per share, respectively. We recommend that you obtain current market quotations for our LBTYA and LBTYK shares.
Source and Amount of Consideration; Terms of New SARs
     Consideration
          We will issue New SARs in exchange for Eligible Awards properly tendered and not withdrawn by you and accepted by us for exchange. New SARs are awards under which you have the right to receive the appreciation in fair market value of LBTYA or LBTYK, as applicable, between the New SARs Grant Date and the exercise date, provided the vesting criteria are satisfied. Subject to the terms and conditions of the Exchange Offer, upon our acceptance of your properly tendered Eligible Awards, you will be entitled to receive New SARs as described in “—New SARs” above and in more detail below.
          If we receive and accept tenders from Eligible Participants of all Eligible Awards (stock options and stock appreciation rights covering a total of 1,803,940 LBTYA shares and 1,803,940 LBTYK shares) then, subject to the terms and conditions of the Exchange Offer, we will grant New SARs with respect to a total of approximately 901,996 LBTYA shares (which represents less than 1% of the total number of LBTYA shares outstanding as of May 1, 2009) and 901,996 LBTYK shares (which represents less than 1% of the total number of LBTYK shares outstanding as of May 1, 2009).
     Terms of New SARs
          Each New SAR will be granted under the 2005 Incentive Plan and will be subject to the terms and conditions of the 2005 Incentive Plan and the new stock appreciation rights agreement between you and LGI covering the New SARs. The form of the new stock appreciation rights agreement under the 2005 Incentive Plan is attached as an exhibit to the Schedule TO and has been posted on the Exchange Offer website.
          Some of the terms and conditions of the New SARs will vary from the terms and conditions of the Eligible Awards, which can be options or stock appreciation rights, that you tender for exchange. You should note that, in addition to the different number of LBTYA and LBTYK shares subject to, and the base price of, each New SAR as described in this offering document, each New SAR will differ from your Eligible Awards in the following significant ways:
•	Each New SAR will have a new term of approximately 7 years expiring on May 1, 2016;

•	The new Awards will consist solely of SARs, so that if you elect to exchange Eligible Awards that are stock options, you will receive SARs rather than stock options in exchange therefor;

•	Each New SAR will have a base price equal to the last sale price of LBTYA or LBTYK, as the case may be, on the Expiration Date; and

•	Each New SAR will have an approximate four year vesting period. Initial vesting of 12.5% of the New SARs will start on November 1, 2009, and vesting will continue in equal quarterly installments of 6.25% of the New SARs thereafter through May 1, 2013.
          The following description summarizes the material terms of the 2005 Incentive Plan. Our statements in this offering document concerning the 2005 Incentive Plan and the New SARs are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the 2005 Incentive Plan and the form of stock appreciation rights agreement under the plan, each of which has been filed as an exhibit to the Schedule TO and posted on the Exchange Offer website.
          NOTHING IN THIS OFFERING DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OR CONSULTANT OF LGI OR ITS SUBSIDIARIES. THE TERMS OF YOUR EMPLOYMENT OR CONSULTANCY REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN IN THE EMPLOY OF LGI OR ITS SUBSIDIARIES UNTIL THE NEW SAR GRANT DATE OR AFTER THAT DATE.
          IF YOU EXCHANGE ELIGIBLE AWARDS FOR NEW SARS AND YOU CEASE TO BE AN EMPLOYEE OR CONSULTANT OF LGI OR ITS SUBSIDIARIES BEFORE THE NEW SARS ARE FULLY VESTED, WITH CERTAIN LIMITED EXCEPTIONS, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR NEW SARS.

     Summary of the 2005 Incentive Plan
          The 2005 Incentive Plan is administered by the compensation committee of our board of directors. The compensation committee has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The 2005 Incentive Plan is designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in our company. The compensation committee may grant non-qualified stock options, SARs, restricted shares, stock units, cash awards, performance awards or any combination of the foregoing under the 2005 Incentive Plan. Since June 2005, awards of options and SARs have generally had a seven-year term and a four-year vesting period, with 12.5% of the award vesting on the six-month anniversary of grant and the balance in 14 equal quarterly installments thereafter. Such four-year vesting period has also generally applied to awards of restricted shares and restricted share units.
          Awards under the 2005 Incentive Plan may be granted either individually, in tandem or in combination with each other. Awards granted under the 2005 Incentive Plan are generally non-transferable during the lifetime of an award holder, except as permitted by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the 2005 Incentive Plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse, and stock units will become fully vested, unless individual agreements state otherwise. At the time an award is granted, the compensation committee will determine, and the relevant agreement will provide for, the vesting or early termination, upon a holder’s termination of employment with LGI, of any unvested options, SARs, stock units or restricted shares and the period during which any vested options, SARs and stock units must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder’s service terminates by reason of death or disability (as defined in the 2005 Incentive Plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder’s service for “cause” (as defined in the 2005 Incentive Plan) will result in the immediate termination of all options, SARs and stock units and the forfeiture of all rights to any restricted shares held by such terminated holder. If a holder’s service terminates due to death or disability, options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise. If an award has been designated a performance award then it will accelerate or terminate upon the occurrence of the foregoing described events pursuant to the provisions of the performance award agreement.
          The maximum number of shares of our common stock with respect to which awards may be granted under the 2005 Incentive Plan is currently 50,000,000, subject to anti-dilution and other adjustment provisions of the 2005 Incentive Plan, of which no more than 25,000,000 may be issued in Series B common stock. With limited exceptions, no person may be granted in any calendar year awards covering more than 4,000,000 shares of our common stock, of which no more than 2,000,000 shares may consist of Series B common stock. In addition, no person may receive payment for cash awards under the 2005 Incentive Plan during any calendar year in excess of $10 million. Shares of our common stock issuable pursuant to awards made under the 2005 Incentive Plan will be made available from either authorized but unissued shares or shares that have been issued but reacquired by us.
          The 2005 Incentive Plan had 26,847,220 shares available for grant as of March 31, 2009. Shares underlying Eligible Awards that are cancelled in connection with the Exchange Offer will again be available for grant under the 2005 Incentive Plan. Shares available for grant may be awarded in any series of stock, except that no more than 23,372,168 additional Series B shares may be subject to awards under the 2005 Incentive Plan. The available shares do not reflect any reserve for shares that may be issued to pay installments of the earned awards under our Senior Executive Performance Incentive Plan and our Management Performance Plan due in 2010 and 2011. No awards have been granted under the 2005 Incentive Plan to any of our directors who are not also our executive officers.
          All of our shares of common stock issuable upon the exercise of stock appreciation rights have been registered under the Securities Act, on a registration statement on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of LGI for purposes of the Securities Act, you will be able to sell the LBTYA and LBTYK shares received upon settlement of your New SARs free of any transfer restrictions under applicable U.S. securities laws, subject to the continued effectiveness of the Form S-8 registration statement.
Information Concerning Us; Financial Information
     Information Concerning Us
          LGI is an international provider of video, voice and broadband internet services, with consolidated broadband communications and/or direct-to-home (DTH) satellite operations at March 31, 2009, in 15 countries, primarily in Europe, Japan and Chile. Through our indirect wholly-owned subsidiary, UPC Holding BV, we provide video, voice and broadband internet services in 10 European countries and in Chile. UPC Holding’s broadband communication operations in Chile are provided through VTR GlobalCom S.A. Through our indirect majority ownership interest in Telenet Group Holding NV (50.6% at March 31, 2009), we provide broadband communications services in Belgium. Through our indirect controlling ownership interest in Jupiter Telecommunications Co., Ltd. (J:COM) (37.8% at March 31, 2009), we provide broadband communications services in Japan. Through our indirect majority owned subsidiary, Austar United Communications Limited (55.0% at March 31, 2009), we provide DTH satellite services in Australia. We also have (1) consolidated broadband communications operations in Puerto Rico and (2) consolidated interests in certain programming businesses in Europe, Japan (through J:COM) and Argentina. Our consolidated programming interests in Europe are primarily held through Chellomedia BV (Chellomedia), which owns or manages investments in various businesses, primarily in Europe. Certain of Chellomedia’s subsidiaries and affiliates provide programming services to our broadband communications operations, primarily in Europe.
          LGI’s principal executive office is located at 12300 Liberty Boulevard, Englewood, Colorado 80112. LGI’s main telephone number is (303) 220-6600, and its website is located at www.lgi.com. The information contained on LGI’s website is not part of this offering document.

      Financial Information
          The financial information included in our Form 10-K and Form 10-Q are incorporated herein by reference. Please see “—Additional Information” below for instructions on how you can obtain copies of our SEC filings, including our Form 10-K and Form 10-Q. A summary of certain financial information in these reports is attached as Schedule A to this offering document and should be read in conjunction with our consolidated financial statements and the notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, which are included in our Form 10-K and Form 10-Q.
     Additional Information
          Where you can find more information about us. We have filed with the SEC a Tender Offer Statement on Schedule TO, which includes additional information about the Exchange Offer. This offering document does not contain all the information included in the Schedule TO. We are subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, file periodic reports and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov.
          Incorporation by reference. The rules of the SEC allow us to “incorporate by reference” information into this offering document, which means that we can disclose important information about us to you by referring you to other documents that we file with the SEC. The information incorporated by reference is an important part of this offering document, and is deemed to be part hereof except to the extent any such information is modified or superseded by information in this offering document or in any other document expressly incorporated herein (whether specified below or in any amendment to the Schedule TO) that has a later date. We incorporate by reference the following documents, previously filed with the SEC by us:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 23, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 5, 2009;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2009;

•	our Current Reports on Form 8-K filed with the SEC on May 6, 2009 and May 18, 2009; and

•	the description of our common stock contained in Form 8-A filed with the SEC on August 24, 2005.
          You can obtain a copy of any of these filings from our website at www.lgi.com or from the SEC’s website at the internet address provided above. You may also obtain a copy of any of these filings from us without charge, excluding exhibits, by requesting a copy in writing at 12300 Liberty Boulevard, Englewood, CO 80112, attention: Investor Relations Department, or by calling Investor Relations at (303) 220-6600. Please be sure to include your complete name and address in your request.
     Plans or Proposals
          Except as disclosed in this offering document (or in the documents we incorporate by reference herein), neither we nor, to our knowledge, any of our directors, executive officers or affiliates have any current plans or proposals which relate to or would result in:
•	Any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving our company or any of our subsidiaries that would be material to us and our subsidiaries, taken as a whole;

•	Any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries that would be material to us and our subsidiaries, taken as a whole;

•	Any material change in our present dividend rate or policy, or indebtedness or capitalization;

•	Any change in our present board of directors or senior management;

•	Any other material change in our corporate structure or business;

•	Our equity securities being delisted from The Nasdaq Global Select Market or ceasing to be authorized to be quoted in an automated quotations system operated by a national securities association;

•	Our equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

•	The suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

•	The acquisition by any person of additional securities, or the disposition of our securities; or

•	Any changes in our charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of our company.
          While we have no definitive plans or proposals regarding any of the foregoing as of the date of this offering document (except as set forth above or as described in the documents we incorporate by reference herein), our management continually assesses and reassesses possible acquisitions, divestitures, restructurings, and other extraordinary corporate transactions and possible changes to our capitalization and other matters. We may pursue any such matter at any time after the date of this offering document, subject to our obligation to update this offering document to reflect material changes in the information contained herein.
Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Awards
          Our directors and executive officers are listed on Schedule B to this offering document. Except as set forth in the table below, none of our directors or executive officers hold any Eligible Awards. The percentages in the table below are based on the total number of Eligible Awards outstanding as of May 1, 2009, which related to an aggregate of 3,682,880 shares. Our directors and our executive officers and key employees who participate in our Senior Executive Performance Incentive Plan are not eligible to participate in the Exchange Offer. Mr. Nair, who is included in the table below, is not eligible to participate in the Exchange Offer.

			Aggregate Number of	Percentage of Total
		Title of	Shares covered by	Outstanding
Name	Position	Series	Eligible Awards	Eligible Awards
Robert M. Leighton	Senior Vice President, Programming	LBTYA	23,500	1.3%
		LBTYK	23,500	1.3%

Balan Nair	Senior Vice President and Chief	LBTYA	37,500	2.0%
	Technology Officer	LBTYK	37,500	2.0%
          Neither we, nor to the best of our knowledge, any member of our board of directors or any of our executive officers, nor any affiliate of ours, engaged in transactions involving Eligible Awards during the past 60 days.
Status of Eligible Awards Acquired by Us in The Exchange Offer; Accounting Consequences of The Exchange Offer
          Eligible Awards that we accept for exchange pursuant to the Exchange Offer will be cancelled on the Cancellation Date and the LBTYA and LBTYK shares underlying such grants will be available for re-grant under the 2005 Incentive Plan, including the grants for New SARs to be issued in exchange for such Eligible Awards.
          We account for stock-based compensation pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“Statement 123R”). Statement 123R generally requires companies to measure the cost of employee services received in exchange for an award of equity instruments (such as stock options, stock appreciation rights and restricted stock) based on the grant-date fair value of the award, and to recognize that cost over the period during which the employee is required to provide service (usually the vesting period of the award). Under Statement 123R, we will recognize the incremental compensation cost of the New SARs granted in the Exchange Offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of each award of New SARs granted to Eligible Participants in exchange for exchanged Eligible Awards, measured as of the date the New SARs are granted, over the fair value of the exchanged Eligible Awards, measured immediately prior to the exchange. This incremental compensation cost will be recognized ratably over the vesting period of the New SARs. In the event that any of the New SARs are forfeited prior to their vesting due to termination of service, the compensation cost for the forfeited SARs will not be recognized.
          The amount of this compensation cost will depend on a number of factors, including:
•	The base price per share of the New SARs issued in the Exchange Offer;

•	The level of participation by Eligible Participants in the Exchange Offer; and

•	The exercise or base price per share of Eligible Awards canceled in the Exchange Offer.
          Since these factors cannot be predicted with any certainty at this time and will not be known until the Expiration Date, we cannot predict the exact amount of the compensation cost that will result from the Exchange Offer.
Legal Matters; Regulatory Approvals
          We are not aware of any material pending or threatened legal actions or proceedings relating to the Exchange Offer. We are not aware of any margin requirements or anti-trust laws applicable to the Exchange Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of Eligible Awards and issuance of New SARs as contemplated by the Exchange Offer or of any approval or other action by any government or governmental, administrative, or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of New SARs as contemplated herein. We cannot assure you that any such approval or other action, if needed, would be obtained. Our obligation under the Exchange Offer to accept tendered Eligible Awards for exchange and to issue New SARs for your Eligible Awards would be subject to obtaining any such governmental approval.
Material Income Tax Consequences
          Please refer to Schedules C though N for information regarding the material tax consequences in Austria, the Czech Republic, Hungary, Ireland, Japan, the Netherlands, Poland, Romania, Slovakia, Slovenia, Spain and the United Kingdom.
      Material United States Tax Consequences
          CIRCULAR 230 DISCLAIMER. THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE’S CIRCULAR 230 (21 C.F.R. PART 10). THE INFORMATION IN THIS DISCUSSION IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU, AND WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED BY THIS DISCUSSION. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

          The following is a discussion of the material U.S. federal income tax consequences of the exchange of Eligible Awards and the grant of New SARs pursuant to the Exchange Offer. This discussion is based on the U.S. Internal Revenue Code (referred to in this offering document as the “Code”), its legislative history, U.S. Treasury Department regulations, and administrative and judicial interpretations as of the date of this offering document, all of which may change, possibly on a retroactive basis. This discussion does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all Eligible Participants. If you are a citizen or resident of, or are otherwise subject to the lax laws of, another country, or change your residence or citizenship during the term of the Exchange Offer, the information contained in this discussion may not be applicable to you. Please refer to Schedules C through N of this offering document if you reside outside the United States.
      SAR Taxation
          The grant of the New SARs will not result in taxable income to the Eligible Participant. The Eligible Participant will generally realize ordinary income at the time of exercise in an amount equal to the appreciation in fair market value between the date of the grant and the exercise date for the number of shares as to which the right is exercised, at which time there will generally be a tax withholding obligation. The applicable tax withholding requirements will be satisfied by withholding from the number of shares of common stock to be delivered to the Eligible Participant upon exercise of the New SARs. Gains or losses realized by the Eligible Participant upon disposition of the shares will be treated as capital gains and losses, with the basis in the shares being equal to the fair market value of the shares at the time of exercise.
          Generally, we will be entitled to a U.S. federal income tax deduction in the same amount and at the same time as the Eligible Participant recognizes ordinary income, subject to any deduction limitation under Section 162(m) of the Code as discussed below.
      Section 162(m)
          Section 162(m) of the Code generally disallows a U.S. federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers (other than our principal financial officer) who are employed by the corporation on the last day of the taxable year, but does allow a deduction for “performance-based compensation.” The 2005 Incentive Plan provides that no employee will be granted in any calendar year awards covering more than 4,000,000 shares of common stock, of which no more than 2,000,000 shares may consist of Series B common stock. Under the 2005 Incentive Plan, as required by Section 162(m) of the Code, the New SARs will be counted toward this 4,000,000 share limitation. We expect that all of our New SARs when granted should qualify as performance-based compensation and should be deductible under Section 162(m).

     Section 280G
          Under certain circumstances, the accelerated vesting or exercise of SARs in connection with a change of control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and we may be denied a federal income tax deduction.
      Tax Advice
          The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the New SARs or Eligible Awards. An Eligible Participant may also be subject to state and local taxes in connection with the exercise of New SARs or Eligible Awards. We suggest that participants consult with their individual tax advisors to determine the applicability of the tax rules to their personal circumstances.
     Tax Withholding
          We will have the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy local, state, and federal taxes (including employment taxes) required by law to be withheld with respect to any exercise of a New SAR and/or an Eligible Award.
          WE ADVISE ALL ELIGIBLE PARTICIPANTS WHO ARE CONSIDERING EXCHANGING THEIR ELIGIBLE AWARDS TO MEET WITH THEIR OWN TAX ADVISORS ABOUT THE LOCAL, STATE, FEDERAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER.
          IN ADDITION, IF YOU ARE A RESIDENT OF, OR OTHERWISE SUBJECT TO TAX IN A COUNTRY OTHER THAN THE UNITED STATES, YOU SHOULD BE AWARE THAT THERE MIGHT BE ADVERSE TAX AND SOCIAL INSURANCE CONSEQUENCES THAT MAY APPLY TO YOU. WE STRONGLY RECOMMEND THAT YOU CONSULT WITH YOUR ADVISORS TO DISCUSS THE CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER.
Extension of Exchange Offer; Termination; Amendment
          We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in “The Exchange Offer—Conditions of The Exchange Offer” has occurred or is determined by us to have occurred, to extend the period of time during which the Exchange Offer is open and delay the acceptance for exchange of any Eligible Awards. If we elect to extend the period of time during which the Exchange Offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the Expiration Date, we will also extend your right to withdraw tenders of Eligible Awards until such extended Expiration Date. In the case of an extension, we will notify you by e-mail or other form of communication no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled Expiration Date.

          We also reserve the right, in our reasonable judgment, before the Expiration Date to terminate or amend the Exchange Offer and to postpone our acceptance and cancellation of any Eligible Awards elected to be exchanged if any of the events listed in “The Exchange Offer—Conditions of The Exchange Offer” occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination or postponement. Our reservation of the right to delay our acceptance and cancellation of Eligible Awards elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the Eligible Awards promptly after termination or withdrawal of the Exchange Offer.
          Subject to compliance with applicable law, we further reserve the right, before the Expiration Date, in our discretion, and regardless of whether any event listed in “The Exchange Offer—Conditions of The Exchange Offer” has occurred or is deemed by us to have occurred, to amend the Exchange Offer in any respect, including by changing the terms of the New SARs or the criteria for which options and stock appreciation rights constitute Eligible Awards.
          The minimum period during which the Exchange Offer will remain open following changes in the terms of the Exchange Offer or in the information concerning the Exchange Offer will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the terms of the New SARs being offered by us for the Eligible Awards in the Exchange Offer, the Exchange Offer will remain open for at least ten (10) business days from the date of notice of such modification. If any term of the Exchange Offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of Eligible Awards, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of Eligible Awards of such amendment, and we will extend the Exchange Offer’s period so that at least five (5) business days, or such longer period as may be required by the tender offer rules, remain after such change.
          For purposes of the Exchange Offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.
Fees and Expenses
          We will not pay any fees or commissions to any broker, dealer, or other person for soliciting tenders of Eligible Awards pursuant to the Exchange Offer. You will be responsible for any expenses incurred by you in connection with your election to participate in the Exchange Offer, including, any expenses associated with any tax, legal or other advisor consulted or retained by you in connection with the Exchange Offer.
Miscellaneous
          We are not aware of any jurisdiction where the making of the Exchange Offer violates applicable law. If we become aware of any jurisdiction where the making of the Exchange Offer violates applicable law, we will make a commercially reasonable good faith effort to comply with such law. If, after such commercially reasonable good faith effort, we cannot comply with such law, the Exchange Offer will not be made to, nor will tenders be accepted from or on behalf of, Eligible Participants residing in such jurisdiction.
          We cannot guarantee that, subsequent to the Expiration Date, the per share market price of our LBTYA or LBTYK shares will increase to a price that is greater than the base price of the New SARs. We encourage you to review the section of this offering document entitled “Risk Factors” before you decide whether to participate in the Exchange Offer.
          WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER YOUR ELIGIBLE AWARDS PURSUANT TO THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS OFFERING DOCUMENT OR IN THE RELATED DOCUMENTS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.
Liberty Global, Inc.
May 19, 2009

SCHEDULE A
SELECTED SUMMARIZED FINANCIAL INFORMATION
(Derived from the historical consolidated financial statements of LGI)
     The following tables present selected historical information relating to our financial condition and results of operations for the indicated periods. The following data should be read in conjunction with our consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, which are included in our Form 10-Q and Form 10-K, both of which are incorporated by reference into this offering document.

	March 31,	December 31,
	2009	2008	2007
	in millions
Summary Balance Sheet Data:
Current assets	$2,539.1	$3,233.7	$3,924.6
Property and equipment, net	$11,181.8	$12,035.4	$10,608.5
Intangible assets (including goodwill), net	$14,640.5	$15,773.4	$15,315.4
Total assets	$31,281.4	$33,986.1	$32,618.6
Current liabilities	$3,835.0	$4,239.0	$3,857.5
Noncurrent liabilities	$21,744.3	$23,252.4	$20,479.0
Equity:
LGI stockholders	$2,778.1	$3,393.0	$5,836.1
Noncontrolling interests	$2,924.0	$3,101.7	$2,446.0
Total equity	$5,702.1	$6,494.7	$8,282.1

	Three months ended March 31,		Year ended December 31,
	2009	2008	2008	2007
	in millions, except per share amounts
Summary Statement of Operations Data:
Revenue	$2,577.8	$2,611.0	$10,561.1	$9,003.3
Operating income	$404.6	$357.8	$1,363.4	$666.8
Net loss and loss from continuing operations	$(243.7)	$(126.6)	$(601.8)	$(183.4)
Net earnings attributable to noncontrolling interests	$(55.0)	$(29.0)	$(187.1)	$(239.2)

Net loss attributable to LGI stockholders	$(298.7)	$(155.6)	$(788.9)	$(422.6)

Basic and diluted loss per share attributable to LGI stockholders — Series A, Series B and Series C common stock	$(1.08)	$(0.45)	$(2.50)	$(1.11)
     Book Value.
          At March 31, 2009, LGI had a book value per share of $10.39.
     Ratio (deficiency) of Earnings to Fixed Charges.
          LGI’s ratio (deficiency) of earnings to fixed charges for the three months ended March 31, 2009 and for the years ended December 31, 2008 and 2007 is ($163.5 million), ($188.6 million) and 1.02, respectively.

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SCHEDULE B
EXECUTIVE OFFICERS AND DIRECTORS OF LIBERTY GLOBAL, INC.

Name	Title

John C. Malone	Chairman of the Board of Directors
Michael T. Fries	President and Chief Executive Officer, Director
Amy M. Blair	Senior Vice President, Global Human Resources
Charles H.R. Bracken	Senior Vice President, Co-Chief Financial Officer
Miranda Curtis	President, Liberty Global Japan
Bernard G. Dvorak	Senior Vice President, Co-Chief Financial Officer
Robert Leighton	Senior Vice President, Programming
Elizabeth M. Markowski	Senior Vice President, Secretary, General Counsel
W. Gene Musselman	President and Chief Operating Officer, UPC Broadband
Balan Nair	Senior Vice President and Chief Technology Officer
Shane O’Neill	Senior Vice President, Chief Strategy Officer, and President, Chellomedia
Mauricio Ramos	President, Liberty Global Latin America and Chief Executive Officer, VTR GlobalCom S.A.
Rick Westerman	Senior Vice President, Investor Relations and Corporate Communications
John P. Cole, Jr.	Director
John W. Dick	Director
Paul A. Gould	Director
Richard R. Green	Director
David E. Rapley	Director
Larry E. Romrell	Director
J.C. Sparkman	Director
J. David Wargo	Director

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SCHEDULE C
A GUIDE TO TAX AND LEGAL ISSUES FOR NON-U.S. EMPLOYEES
AUSTRIA
The only Eligible Awards granted to Eligible Participants in Slovakia consist of stock appreciation rights (“Eligible SARs”). The following is a general summary of the material tax and legal consequences of participating in the Exchange Offer of Eligible SARs for New SARs for Eligible Participants subject to tax in Austria. This summary is based on the law in effect in Austria as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New SARs are granted, the New SARs vest or you sell shares acquired upon the exercise of your New SARs.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
SARs Exchange
You likely will not be subject to tax as a result of the exchange of Eligible SARs for the grant of New SARs pursuant to the Exchange Offer.
Grant of New SARs
You will not be subject to tax when the New SARs are granted to you.
Vesting of New SARs
You will not be subject to tax when your New SARs vest.
Exercise of New SARs
When you exercise your New SARs, you will be subject to income tax and social insurance contributions (to the extent an exemption and/or deferral does not apply and you have not exceeded the applicable contribution ceiling) on the difference between the fair market value of the shares at exercise and the base price (the “spread”). You may also be subject to other payroll taxes when you exercise your New SARs, including contributions to the fund for the promotion of house building and contributions to the chamber of commerce.
Please note that the Eligible SARs may have been eligible for favorable treatment and tax deferral if certain conditions were met under the Austrian Income Tax Act. Due to recent amendments to the Austrian Income Tax Act, the New SARs will not be eligible for a favorable tax deferral but may be eligible for favorable treatment if certain conditions are met. Please contact your personal tax advisor to determine if any favorable treatment will apply to the New SARs and carefully consider the tax implications of the Exchange Offer.
Dividends
If a dividend is declared on LGI’s common stock after you acquire shares under the 2005 Incentive Plan, you will be subject to tax in Austria on any dividends you receive but only if you exceed the exemption available for dividends (currently €22 per calendar year) or the exemption for other forms of income not subject to wage tax withholding (currently €730 per calendar year, provided the dividends are paid out abroad) is not applicable. If you exceed both of these exemptions, dividends are subject to tax at a rate of 25% or, upon application, half of your average income tax rate (e.g., half of 33.5%).
In addition, you will be subject to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Austria for the U.S. federal income tax withheld.
Sale of Shares
When you sell any shares acquired under the 2005 Incentive Plan, you will not be subject to capital gains tax provided the following two conditions are met:
(i)	you hold the shares for more than 12 months, and

(ii)	you do not own (and have not owned at any time in the last five years) 1% or more of the outstanding shares of LGI’s common stock.
However, if either conditions (i) or (ii) above is not met, you will be subject to capital gains tax if the total gain from the sale of shares within one year of acquisition (and the sale of other property within certain time periods) exceeds €440 (“speculation tax”). If you are subject to capital gains tax, the taxable amount will be the difference between the sale price and the fair market value of the shares at exercise.
Such capital gains may be offset against losses from other speculative sales of shares and other property within the relevant time periods.
Withholding and Reporting
Your employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when you exercise your New SARs. If your actual tax liability differs from the amount withheld, you are responsible for paying any additional tax. You are also responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends.
Other Information
Consumer Protection Information
If the provisions of the Austrian Consumer Protection Act are applicable to the new stock appreciation rights agreement (the “Agreement”) that you are required to enter into pursuant to the terms of the Exchange Offer, you may be entitled to revoke your acceptance of the Agreement under the conditions listed below:

     (i) If you accept the New SARs outside the business premises of LGI or one of its subsidiaries, you may be entitled to revoke your acceptance of the Agreement, provided the revocation is made within one week after you accept the Agreement.
     (ii) The revocation must be in written form to be valid. It is sufficient if you return the Agreement to LGI or LGI’s representative with language which can be understood as your refusal to conclude or honor the Agreement, provided the revocation is sent within the period set forth above.
If you revoke your acceptance, you will not receive any other benefits in lieu of the New SARs and you will not get back your Eligible SARs.
Exchange Control Information
If you hold shares obtained through the 2005 Incentive Plan outside of Austria, you must submit a report to the Austrian National Bank. An exemption applies if the value of the shares as of any given quarter does not exceed €30,000,000 or as of December 31 if the value does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is December 31 and the deadline for filing the annual report is March 31 of the following year.
When shares are sold, there may be exchange control obligations if the cash received is held outside Austria. If the transaction volume of all your accounts abroad exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month.

SCHEDULE D
A GUIDE TO TAX AND LEGAL ISSUES FOR NON-U.S. EMPLOYEES
CZECH REPUBLIC
The only Eligible Awards granted to Eligible Participants in Slovakia consist of stock appreciation rights (“Eligible SARs”). The following is a general summary of the material tax and legal consequences of participating in the Exchange Offer of Eligible SARs for New SARs for Eligible Participants subject to tax in the Czech Republic. This summary is based on the law in effect in the Czech Republic as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New SARs are granted, the New SARs vest or you sell shares acquired upon the exercise of your New SARs.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
SARs Exchange
You likely will not be subject to tax as a result of the exchange of Eligible SARs for the grant of New SARs pursuant to the Exchange Offer.
Grant of New SARs
You will not be subject to tax when the New SARs are granted to you.
Vesting of New SARs
You will not be subject to tax when your New SARs vest.
Exercise of New SARs
When you exercise your New SARs, you will be subject to income tax when you exercise the New SARs on the difference between the fair market value of the shares at exercise and the base price (the “spread”), but you will not be subject to social security or health insurance contributions unless your local Czech employer is deemed to account for this income. In any event, the social security and health insurance contributions will not be applicable if your employment income has exceeded the applicable annual ceiling for contributions (currently CZK1,130,640, approximately US$57,516 as of May 2009).
Dividends
If a dividend is declared on LGI’s common stock after you acquire shares under the 2005 Incentive Plan, any dividends paid with respect to the shares will be subject to tax in the Czech Republic. In addition, any dividends paid will be subject to U.S. federal income tax

D-1

withheld at source. You may be entitled to a tax credit in the Czech Republic for the U.S. federal income tax withheld.
Sale of Shares
When you sell or otherwise dispose of any shares acquired under the 2005 Incentive Plan, you will be subject to additional taxation if you sell your shares within six months of acquisition (or if you hold more than 5% of the outstanding shares of LGI’s common stock, or hold shares representing more than 5% of LGI’s voting rights, and you sell your shares within 5 years of acquisition). In this instance, the taxable amount will equal the difference between the sale proceeds and your tax basis in the shares (i.e., the fair market value at the time of receipt of the shares), and this amount generally will be subject to taxation at general income tax rates. You will be personally responsible for reporting any taxable income arising upon the sale or disposition of the shares and paying the applicable taxes directly to the local tax authorities.
If you hold your shares acquired under the 2005 Incentive Plan for more than six months (and if you hold 5% or less of the outstanding shares of LGI’s common stock and hold shares representing 5% or less of LGI’s voting rights), you will not be subject to additional taxation when you sell your shares.
Withholding and Reporting
Your employer is not required to withhold or report income tax when you exercise your New SARs unless your employer will be deemed to account for this income. You are responsible for reporting and paying any tax resulting from the exercise of your New SARs (to the extent your employer does not withhold at exercise), the receipt of any dividends and the sale of your shares. Generally, you must file your income tax return and pay any tax due no later than three months after the end of the tax year (i.e., by March 31 of the following year).
Other Information
Exchange Control Information
In general, upon request of the Czech National Bank, you may be subject to minor notification requirements to the Czech National Bank in connection with your acquisition of shares under the 2005 Incentive Plan. You should contact your local bank for additional information.

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SCHEDULE E
A GUIDE TO TAX AND LEGAL ISSUES FOR NON-U.S. EMPLOYEES
HUNGARY
The only Eligible Awards granted to Eligible Participants in Slovakia consist of stock appreciation rights (“Eligible SARs”). The following is a general summary of the material tax and legal consequences of participating in the Exchange Offer of Eligible SARs for New SARs for Eligible Participants subject to tax in Hungary. This summary is based on the law in effect in Hungary as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New SARs are granted, the New SARs vest or you sell shares acquired upon the exercise of your New SARs.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
SARs Exchange
You will not be subject to tax as a result of the exchange of Eligible SARs for the grant of New SARs pursuant to the Exchange Offer.
Grant of New SARs
You will not be subject to tax when the New SARs are granted to you.
Vesting of New SARs
You will not be subject to tax when your New SARs vest.
Exercise of New SARs
When you exercise your New SARs, you will be subject to income tax, solidarity tax (if applicable to your income level) and social insurance contributions on the difference between the fair market value of the shares at exercise and the base price (the “spread”). Because your New SARs are granted to you by LGI and not by your local employer, you must pay both the employee social insurance contributions and the employer social insurance contributions.
Dividends
If a dividend is declared on LGI’s common stock after you acquire shares under the 2005 Incentive Plan, you will be subject to tax in Hungary on any dividends you receive. In

E-1

addition, you will be subject to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Hungary for the U.S. federal income tax withheld.
Sale of Shares
When you sell any shares acquired under the 2005 Incentive Plan, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares at exercise. When calculating this gain, the sale price must be verified by LGI or the broker involved in the transaction.
Withholding and Reporting
Your employer is not required to withhold or report income tax, solidarity tax or social insurance contributions when you exercise your New SARs. You are responsible for reporting and paying any tax and social insurance contributions resulting from the exercise of your New SARs, the sale of your shares and the receipt of any dividends. You should keep all receipts in connection with any transaction for five years, as these receipts must be presented to the Hungarian tax authorities upon request.

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SCHEDULE F
A GUIDE TO TAX AND LEGAL ISSUES FOR NON-U.S. EMPLOYEES
IRELAND
The only Eligible Awards granted to Eligible Participants in Slovakia consist of stock appreciation rights (“Eligible SARs”). The following is a general summary of the material tax and legal consequences of participating in the Exchange Offer of Eligible SARs for New SARs for Eligible Participants subject to tax in Ireland. This summary is based on the law in effect in Ireland as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New SARs are granted, the New SARs vest or you sell shares acquired upon the exercise of your New SARs.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
SARs Exchange
You likely will not be subject to tax as a result of the exchange of Eligible SARs for the grant of New SARs pursuant to the Exchange Offer.
Grant of New SARs
You will not be subject to tax when the New SARs are granted to you.
Vesting of New SARs
You will not be subject to tax when your New SARs vest.
Exercise of New SARs
When you exercise your New SARs, you will be subject to income tax on the difference between the fair market value of the shares at exercise and the base price (the “spread”), but you will not be subject to social insurance contributions.
You must report the details of the exercise (on Form RTS01) and pay income tax on the spread at the higher tax rate (currently 41%) within 30 days of exercise without an assessment by the tax inspector. If you are subject to income tax at the lower tax rate (currently 20%), you may apply to pay tax at the lower rate. However, if you do not receive permission to pay tax at the lower rate within 30 days of exercise, you must pay tax at the higher rate and seek a refund on any overpayment.

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In addition, as of January 1, 2009, an “income levy” applies to your gross income from all sources, including the spread. Certain limited exemptions apply. Please consult your personal tax advisor for further details about the income levy.
Dividends
If a dividend is declared on LGI common stock after you acquire shares under the 2005 Incentive Plan, you will be subject to tax (including the income levy) in Ireland on any dividends you receive. In addition, you will be subject to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Ireland for the U.S. federal income tax withheld.
Sale of Shares
When you sell any shares acquired under the 2005 Incentive Plan, you will be subject to capital gains tax to the extent any gain exceeds the annual exemption. The taxable amount will be the difference between the net sale price and the fair market value of the shares at exercise.
Withholding and Reporting
Your employer is not required to withhold income tax or the income levy when you exercise your New SARs. Your employer is required to report the details of the exchange and the grant and exercise of your SARs to the Revenue Commissioners (on Form SO2) by March 31 following the end of the tax year in which the exchange, grant or exercise occurred.
Other Information
Director Notification Obligation
If you are a director, shadow director1 or secretary of LGI’s Irish subsidiary, you must notify the Irish subsidiary in writing within five business days of receiving or disposing of an interest in LGI or it subsidiaries (e.g., SARs, shares), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).

[1]	A shadow director is an individual who is not on the board of directors of the Irish subsidiary but who has sufficient control so that the board of directors of the Irish subsidiary acts in accordance with the “directions or instructions” of the individual.

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SCHEDULE G
A GUIDE TO TAX AND LEGAL ISSUES FOR NON-U.S. EMPLOYEES
JAPAN
The only Eligible Awards granted to Eligible Participants in Slovakia consist of stock appreciation rights (“Eligible SARs”). The following is a general summary of the material tax and legal consequences of participating in the Exchange Offer of Eligible SARs for New SARs for Eligible Participants subject to tax in Japan. This summary is based on the law in effect in Japan as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New SARs are granted, the New SARs vest or you sell shares acquired upon the exercise of your New SARs.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
SARs Exchange
Japanese tax law does not clearly address the tax consequences of a SARs exchange. You likely will not be subject to tax as a result of the exchange of Eligible SARs for New SARs, but this result is not certain given the lack of authority. Please consult your personal tax advisor regarding the tax consequences of accepting the Exchange Offer.
Grant of New SARs
Although the tax treatment of the grant of New SARs upon cancellation of your Eligible SARs is uncertain in Japan, under the current practice of the tax authorities, you likely will not be subject to tax when the New SARs are granted to you.
Vesting of New SARs
You will not be subject to tax when your New SARs vest.
Exercise of New SARs
When you exercise your New SARs, you likely will be taxed on the difference between the fair market value of the shares at exercise and the base price (the “spread”).
If you are an employee of LGI or one of its subsidiaries, the spread likely will be treated as remuneration income subject to income tax at your marginal rate. You likely will not be subject to social insurance contributions at exercise. If you were subject to tax at the time of

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the exchange, the tax results may be different. Please consult with your personal tax advisor regarding the tax consequences of accepting the Exchange Offer and your New SARs.
If you are a consultant of LGI or one of its subsidiaries, the spread likely will be treated as occasional or miscellaneous income. If the spread is characterized as occasional income, you will be subject to tax on the spread to the extent the income from the spread exceeds ¥500,000 (approximately US$5,230). In addition, you may exclude one-half of the remaining taxable income which exceeds ¥500,000. If the income is characterized as miscellaneous income, you will be taxed on the amount of the spread less any necessary expenses. Please consult your personal tax advisor regarding the tax consequences of accepting the Exchange Offer and your New SARs upon exercise. Please note that if you are or are deemed to be an employee under Japanese law, the spread may be characterized as remuneration income and taxed at your marginal rate.
Dividends
If a dividend is declared on LGI common stock after you acquire shares under the 2005 Incentive Plan, you will be subject to tax in Japan on any dividends you receive. In addition, you will be subject to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Japan for the U.S. federal income tax withheld.
Sale of Shares
When you sell the shares acquired under the 2005 Incentive Plan, you generally will be subject to capital gains tax at a flat rate. The taxable amount will be the difference between the sale price and the fair market value of the shares at exercise. You may be eligible for a reduced capital gains rate depending on the circumstances of the sale. Please consult your personal tax advisor to determine whether you are eligible for a reduced rate.
Withholding and Reporting
Neither LGI nor any of its subsidiaries is required to withhold or report income tax when you exercise your New SARs. You are solely responsible for filing a personal tax return and reporting and paying any taxes resulting from the Exchange Offer, exercise of your New SARs and the sale of shares.
Please note that the Japanese tax authorities are aware that employees of Japanese subsidiaries of U.S. companies may earn substantial income as a result of their participation in equity incentive plans, and they are systematically auditing the tax returns of such employees to confirm that they have correctly reported the resulting income.
Other Information
Exchange Control Information
If you acquire shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the exercise of your New SARs.

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SCHEDULE H
A GUIDE TO TAX AND LEGAL ISSUES FOR NON-U.S. EMPLOYEES
NETHERLANDS
The following is a general summary of the material tax and legal consequences of participating in the Exchange Offer of Eligible Awards for New SARs for Eligible Participants subject to tax in the Netherlands. This summary is based on the law in effect in the Netherlands as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New SARs are granted, the New SARs vest or you sell shares acquired upon the exercise of your New SARs.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
Option and/or SARs Exchange
LGI has obtained a tax ruling confirming that you will not be subject to tax as a result of the exchange of Eligible Awards for the New SARs (the “Dutch Tax Ruling”) provided that you agree in writing to the terms of the Dutch Tax Ruling.
You are not eligible to participate in the Exchange Offer unless you provide confirmation that you agree to the terms of the Dutch Tax Ruling at the time you elect to participate in the Exchange Offer. An agreement pursuant to which you are required to unconditionally accept the terms and conditions of the Dutch Tax Ruling is posted on the Exchange Offer website, and the acceptance of the terms of that agreement is a condition to a valid election by Dutch residents or citizens to tender Eligible Awards in the Exchange Offer. The following discussion assumes your acceptance of the Dutch Tax Ruling.
Grant of New SARs
You will not be subject to tax when the New SARs are granted to you.
Vesting of New SARs
You will not be subject to tax when your New SARs vest.
Exercise of New SARs
When you exercise your New SARs, you will be subject to income tax and social insurance contributions (both national insurance and employees’ social insurance), subject to the applicable contribution ceiling, on the difference between the fair market value of the shares at exercise and the base price (the “spread”).
Investment Tax
You will be subject to an investment yield tax at an effective rate of 1.2% based on the average of the value of all assets that you own at the end of the year (including shares of LGI common stock but not including unexercised SARs). An exemption is available on the first €20,661 (for 2009) of the average value of the assets held during the relevant calendar year.
Dividends
If a dividend is declared on LGI’s common stock after you acquire shares under the 2005 Incentive Plan, any dividends paid with respect to the shares will not be subject to tax in the Netherlands (provided you hold less than a 5% interest in LGI as a private investment) but will be subject to U.S. federal income tax withheld at source. You may be entitled to a tax credit in the Netherlands for the U.S. federal income tax withheld.
Sale of Shares
When you sell shares acquired under the 2005 Incentive Plan, you will not be subject to capital gains tax provided you hold less than a 5% interest in LGI as a private investment.
Withholding and Reporting
Your employer is required to withhold and report the income tax and social insurance contributions due when you exercise your New SARs. If your actual tax liability is greater than the amount withheld, you are responsible for paying the additional tax. You are also responsible for reporting and paying any investment tax or tax due upon the sale of the shares or the receipt of any dividends.
Other Information
Dutch Insider Trading Rules
You should be aware of the Dutch insider trading rules which may impact the sale of shares acquired under the 2005 Incentive Plan. In particular, you may be prohibited from effecting certain share transactions if you have non-publicly disclosed information regarding LGI.
By electing to participate in the Exchange Offer and the 2005 Incentive Plan, you acknowledge having read and understood the information below regarding insider trading rules and acknowledge that it is your responsibility to comply with these rules:
Prohibition Against Insider Trading. Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to LGI is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of LGI or a related corporation in the Netherlands who has inside information as described above.

Given the broad scope of the definition of inside information, certain employees of LGI working at its subsidiaries in the Netherlands (including you) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when you had such inside information.

SCHEDULE I
A GUIDE TO TAX AND LEGAL ISSUES FOR NON-U.S. EMPLOYEES
POLAND
The only Eligible Awards granted to Eligible Participants in Slovakia consist of stock appreciation rights (“Eligible SARs”). The following is a general summary of the material tax and legal consequences of participating in the Exchange Offer of Eligible SARs for New SARs for Eligible Participants subject to tax in Poland. This summary is based on the law in effect in Poland as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws and their interpretation by the Polish tax authorities change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New SARs are granted, the New SARs vest or you sell shares acquired upon the exercise of your New SARs.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
SARs Exchange
You likely will not be subject to tax as a result of the exchange of Eligible SARs for the grant of New SARs pursuant to the Exchange Offer. However, a risk cannot be ruled out entirely that the tax authorities may treat such exchange as a disposal of property rights for remuneration (exchange of ownership of certain assets is one of the forms of disposal of assets for remuneration, next to e.g., sale).
Grant of New SARs
You will not be subject to tax when the New SARs are granted to you.
Vesting of New SARs
You will not be subject to tax when your New SARs vest.
Exercise of New SARs
You likely will be subject to income tax when you exercise your New SARs on the difference between the fair market value of the shares at exercise and the base price (the “spread”), but you will not be subject to social insurance contributions unless the income at exercise is deemed to be income from employment.
Polish tax authorities have issued in the recent years private rulings presenting at least three different opinions, in the case of stock options, which are taxed similar to SARs, regarding tax consequences arising at the time of exercise. Currently, the tax authorities no longer say

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(unless deferral from taxation under art. 24.11 of the Personal Income Tax Act applies; the deferral covers only newly issued shares that an individual subscribes for) that the taxable event occurs only upon the subsequent sale of the shares at which point tax would apply on the difference between the sale price and the exercise price. According to the currently prevailing interpretation, unless the deferral under art. 24.11 applies, income at exercise will most likely be taxed with progressive tax rates as employment income / income from personal services or other income (depending on the circumstances). You are strongly advised to consult with your personal tax advisor regarding the taxation of your New SARs upon exercise.
Dividends
If a dividend is declared on LGI’s common stock after you acquire shares under the 2005 Incentive Plan, you will be subject to income tax in Poland on any dividends you receive. In addition, you will be subject to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Poland for the U.S. federal income tax withheld.
Sale of Shares
When you sell any shares acquired under the 2005 Incentive Plan, you will be subject to capital gains tax. The taxable amount likely will be the difference between the sale price and the fair market value of shares at exercise provided you paid tax at exercise. However, there is a risk that you may be subject to double taxation on the spread (Polish law provides that if income tax is assessed and paid on the difference between the price paid by an individual and the real value of the acquired asset at the time of acquisition, then when the individual sells the asset, the tax-deductible costs will equal the taxed income assessed at the time of acquisition, plus the price paid for the asset; this rule likely will apply also to your New SARs).
Withholding and Reporting
Your employer is not required to withhold or report income tax in connection with your New SARs unless the income at exercise is deemed to be income from employment. If the income at exercise is deemed to be income from employment, your employer will withhold for income tax and social insurance contributions. If no withholding is required, you will be responsible for reporting and paying tax due at exercise. You are responsible for reporting and paying any tax resulting from the exercise of your New SARs (to the extent your employer does not withhold at exercise), the sale of your shares and the receipt of any dividends.
Other Information
Exchange Control Information
If you hold foreign securities (including shares) and maintain accounts abroad, you may be required to file certain reports with the National Bank of Poland. Specifically, if the value of securities and cash held in such foreign accounts exceeds €15,000, you must file reports on the transactions and balances of the accounts on a quarterly basis by the 20th day of the month following the end of each quarter and an annual report by no later than January 30 of the following calendar year. Such reports are filed on special forms available on the website of the National Bank of Poland.

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SCHEDULE J
A GUIDE TO TAX AND LEGAL ISSUES FOR NON-U.S. EMPLOYEES
ROMANIA
The following is a general summary of the material tax and legal consequences of participating in the Exchange Offer of Eligible Awards for New SARs for Eligible Participants subject to tax in Romania. This summary is based on the law in effect in Romania as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New SARs are granted, the New SARs vest or you sell shares acquired upon the exercise of your New SARs.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
Options and/or SARs Exchange
You likely will not be subject to tax as a result of the exchange of Eligible Awards for New SARs pursuant to the Exchange Offer.
Grant of New SARs
You will not be subject to tax when the New SARs are granted to you.
Vesting of New SARs
You will not be subject to tax when your New SARs vest.
Exercise of New SARs
You will not be subject to tax or social insurance contributions when you exercise your New SARs.
Dividends
If a dividend is declared on LGI’s common stock after you acquire shares under the 2005 Incentive Plan, you will be subject to tax in Romania on any dividends you receive. In addition, you will be subject to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Romania for the U.S. federal income tax withheld.

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Sale of Shares
When you sell any shares acquired under the 2005 Incentive Plan, you will be subject to tax on the difference between the sale price and the base price for your New SARs (i.e., the fair market value of the shares on the grant date for the New SARs). The taxable amount may be decreased by any applicable fees/commissions levied in relation to the sale. A reduced tax rate may apply if you hold the shares for at least one year. Please consult your personal tax advisor regarding the applicable tax rate when you sell your shares.
You will not be subject to social insurance contributions or unemployment taxes with respect to the income obtained at sale of your shares.
Withholding and Reporting
Your employer is not required to withhold or report tax when you sell your shares or receive any dividends. You are responsible for reporting and paying any tax resulting from the sale of your shares and the receipt of any dividends. You must file your income tax return with respect to income obtained abroad (e.g., income from the sale of shares) on or before May 15 of the following calendar year.

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SCHEDULE K
A GUIDE TO TAX AND LEGAL ISSUES FOR NON-U.S. EMPLOYEES
SLOVAKIA
The only Eligible Awards granted to Eligible Participants in Slovakia consist of stock appreciation rights (“Eligible SARs”). The following is a general summary of the material tax and legal consequences of participating in the Exchange Offer of Eligible SARs for New SARs for Eligible Participants subject to tax in Slovakia. This summary is based on the law in effect in Slovakia as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New SARs are granted, the New SARs vest or you sell shares acquired upon the exercise of your New SARs.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
SARs Exchange
You likely will not be subject to tax as a result of the exchange of Eligible SARs for the grant of New SARs pursuant to the Exchange Offer.
Grant of New SARs
You will not be subject to tax when the New SARs are granted to you.
Vesting of New SARs
You will be subject to tax when your New SARs vest on the difference between the fair market value of the shares at vesting and the base price. You will also be subject to health insurance contributions and probably social security contributions on your taxable income to the extent you have not already exceeded your applicable contribution ceiling. Please note that it may be possible to prove that your income from your New SARs should not be classified as remuneration for your work for your Slovak employer and only relates to the existence of your employment relationship, in which case social security contributions would not be due.
Exercise of New SARs
When you exercise your New SARs, you will not be subject to tax.

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Dividends
If a dividend is declared on LGI’s common stock after you acquire shares under the 2005 Incentive Plan, you will be not subject to tax in Slovakia on any dividends you receive. However, you will be subject to U.S. federal income tax withheld at source.
Sale of Shares
When you sell the shares acquired under the 2005 Incentive Plan, you will likely be subject to capital gains tax. The taxable amount will be the difference between the sale price and the fair market value of the shares at vesting.
Withholding and Reporting
Your employer is generally required to withhold and report income tax and social security and health insurance contributions (if applicable) when your New SARs vest. However, withholding may not be required and if it is not done, you will be required to report such income and pay the related tax in your annual tax return. It is your responsibility to report and pay taxes resulting from vesting of the New SARs and the sale of your shares.

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SCHEDULE L
A GUIDE TO TAX AND LEGAL ISSUES FOR NON-U.S. EMPLOYEES
SLOVENIA
The only Eligible Awards granted to Eligible Participants in Slovakia consist of stock appreciation rights (“Eligible SARs”). The following is a general summary of the material tax and legal consequences of participating in the Exchange Offer of Eligible SARs for New SARs for Eligible Participants subject to tax in Slovenia. This summary is based on the law in effect in Slovenia as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New SARs are granted, the New SARs vest or you sell shares acquired upon the exercise of your New SARs.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
SARs Exchange
You likely will not be subject to tax as a result of the exchange of Eligible SARs for the grant of New SARs pursuant to the Exchange Offer.
Grant of New SARs
You will not be subject to tax when the New SARs are granted to you.
Vesting of New SARs
You will not be subject to tax when your New SARs vest.
Exercise of New SARs
When you exercise your New SARs, you will be subject to income tax on the difference between the fair market value of the shares at exercise and the base price (the “spread”), but social insurance contributions likely will not be due.
Dividends
If a dividend is declared on LGI’s common stock after you acquire shares under the 2005 Incentive Plan, you will be subject to tax in Slovenia on any dividends you receive. In addition, you will be subject to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Slovenia for the U.S. federal income tax withheld.

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Sale of Shares
When you sell the shares acquired under the 2005 Incentive Plan, you will be subject to a flat tax (currently 20%) on the gain received when you sell the shares. The taxable rate should be reduced at the end of each five-year period of ownership of the shares. Thus, if you sell the shares after five years from the vesting date, the tax rate should be 15%. If you sell the shares after 10 years from the vesting date, the tax rate should be 10%. The rate should be further reduced to 5% for holding the shares for 15 years from the vesting date and 0% for 20 or more years. Please consult with your personal tax advisor to determine your applicable rate.
Withholding and Reporting
Your employer is not likely required to withhold income tax when you exercise your New SARs. If no withholding is made, you will be responsible to report and pay any taxes as a result of the exercise of your New SARs, the sale of your shares and the receipt of any dividends.

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SCHEDULE M
A GUIDE TO TAX AND LEGAL ISSUES FOR NON-U.S. EMPLOYEES
SPAIN
The only Eligible Awards granted to Eligible Participants in Slovakia consist of stock appreciation rights (“Eligible SARs”). The following is a general summary of the material tax and legal consequences of participating in the Exchange Offer of Eligible SARs for New SARs for Eligible Participants subject to tax in Spain. This summary is based on the law in effect in Spain as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New SARs are granted, the New SARs vest or you sell shares acquired upon the exercise of your New SARs.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
SARs Exchange
You likely will not be subject to tax as a result of the exchange of Eligible SARs for the grant of New SARs pursuant to the Exchange Offer, because the Eligible SARs and New SARs are not generally transferable.
Grant of New SARs
You will not be subject to tax when the New SARs are granted to you because the New SARs are not generally transferable.
Vesting of New SARs
You will not be subject to tax when your New SARs vest.
Exercise of New SARs
When you exercise your New SARs, you will be subject to income tax at your progressive rate on the difference between the fair market value of the shares at exercise and the base price (the “spread”). The income will likely be considered compensation in-kind subject to payment on account and you will be charged with the payment on account. Social insurance contributions will be due on the taxable amount, unless the applicable wage ceiling has already been met.
Notwithstanding the above, the first €12,000 of compensation in-kind recognized at exercise in a calendar year period will not be taxable provided that the following conditions are met:

(1) the transferred shares are stock of your employer or another company in the employer’s group (this requirement is met); (2) the Exchange Offer is carried out in compliance with the general compensation policy of the employer or the employer’s group and it contributes to the participation of the employees in the employing company (this requirement should also be met); (3) you hold the shares acquired at exercise for three years after exercise; and (4) you or your close relatives do not own more than 5% of LGI’s capital. If you sell your shares prior to the expiration of the three-year period, the €12,000 of compensation in-kind of the income at exercise that was exempt will be taxable to you. In the event of a sale within three years, it will be your responsibility to file a supplemental tax return for the tax year in which the SAR was exercised. Please consult your personal tax advisor to determine whether this exemption may be applicable to your circumstances.
You may also be able to exclude 40% of the taxable amount (i.e., the amount in excess of the €12,000 exempted in a calendar year period, as discussed above) when you exercise your New SARs provided that LGI does not grant SARs on a repeated basis and you do not exercise your New SARs until two years and a day after your New SARs have been granted to you. Please consult your personal tax advisor to determine whether this exclusion may be applicable to your circumstances.
Dividends
If a dividend is declared on LGI’s common stock after you acquire shares under the 2005 Incentive Plan, any dividends paid with respect to the shares will be subject to tax in Spain. In addition, any dividends paid will be subject to U.S. federal income tax withheld at source. You may be entitled to a tax credit in Spain for the U.S. federal income tax withheld.
Sale of Shares
When you sell the shares acquired under the 2005 Incentive Plan, you will be subject to capital gains tax (currently a flat rate of 18%) on the difference between the sale proceeds and the acquisition cost. The acquisition cost likely will be considered the fair market value of the shares on the date of exercise less any brokerage fees.
Withholding and Reporting
Your employer is required to report the exercise of your New SARs. As indicated above, the income acquired upon exercise will be considered compensation in-kind subject to payment on account, and your employer will charge the payment on account to you. You will be entitled to deduct the payment on account and obtain a tax credit from your income tax obligation. Additionally, your employer is required to withhold applicable social insurance contributions when you exercise your New SARs. You are responsible for reporting and paying any tax resulting from the sale of your shares.
Other Information
No Entitlement for Claims or Compensation
By accepting the New SARs, you consent to participation in the 2005 Incentive Plan and acknowledge that you have received a copy of the 2005 Incentive Plan document.

You understand that LGI has unilaterally, gratuitously and in its sole discretion decided to grant New SARs under the Exchange Offer and the 2005 Incentive Plan to employees of LGI and any subsidiary of LGI throughout the world. The decision is limited and entered into based upon the express assumption and condition that the New SARs will not economically or otherwise bind LGI or any subsidiary, including the employer, on an ongoing basis, other than as expressly set forth in the new stock appreciation rights agreement that you and LGI will enter into. Consequently, you understand that the New SARs are granted on the assumption and condition that the New SARs shall not become part of any employment contract (whether with LGI or any subsidiary, including the employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the grant of the New SARs as a result of the exchange, which is gratuitous and discretionary, since the future value of the New SARs and the underlying shares is unknown and unpredictable. You also understand that this grant of New SARs would not be made but for the assumptions and conditions set forth hereinabove; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the New SARs and any right to the underlying shares shall be null and void.
Exchange Control Information
You must declare the acquisition of shares to the Dirección General de Política Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia for statistical purposes. You must also declare the ownership of any shares with the Directorate of Foreign Transactions each January while the shares are owned. In addition, if you wish to import the share certificates into Spain, you must declare the importation of such securities to the DGPCIE.
When receiving foreign currency payments derived from the ownership of shares (i.e., dividends or sale proceeds), you must inform the financial institution receiving the payment of the basis upon which such payment is made. You will need to provide the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of LGI; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

SCHEDULE N
A GUIDE TO TAX AND LEGAL ISSUES FOR NON-U.S. EMPLOYEES
UNITED KINGDOM
The following is a general summary of the material tax and legal consequences of participating in the Exchange Offer of Eligible Awards for New SARs for Eligible Participants subject to tax in the United Kingdom. This summary is based on the law in effect in United Kingdom as of May 2009. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of Eligible Participants. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the New SARs are granted, the New SARs vest or you sell shares acquired upon the exercise of your New SARs.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Option and/or SARs Exchange
You likely will not be subject to tax as a result of the exchange of Eligible Awards for the grant of New SARs pursuant to the Exchange Offer.
Grant of New SARs
You will not be subject to tax when the New SARs are granted to you.
Vesting of New SARs
You will not be subject to tax when your New SARs vest.
Exercise of New SARs
When you exercise your New SARs, you will be subject to income tax at your marginal income tax rate on the difference between the fair market value of the shares at exercise and the base price (the “spread”). You will also be subject to employee national insurance contributions (“NICs”) when you exercise your New SARs.
Dividends
If a dividend is declared on LGI’s common stock after you acquire shares under the 2005 Incentive Plan, any dividends paid with respect to the shares will be subject to tax in the United Kingdom. In addition, any dividends paid will be subject to U.S. federal income tax withheld at source. You may be entitled to a foreign tax credit against your U.K. income tax for the U.S. federal income tax withheld. You will be responsible for reporting the dividends to Her Majesty’s Revenue and Customs (“HMRC”) under the self-assessment tax system and for paying the tax due.

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Sale of Shares
When you sell the shares acquired under the 2005 Incentive Plan, you will be subject to capital gains tax at a flat rate of 18%. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares on the date of exercise. Please note that, effective April 6, 2008, taper relief was abolished. However, you will only be subject to capital gains tax in any tax year if your capital gain exceeds your annual personal exemption.
Furthermore, if you acquire other shares in LGI, you must take into account the share identification rules in calculating your capital gains liability. Please consult your personal tax advisor to determine how share identification rules apply in your particular situation.
Withholding and Reporting
Your employer is required to withhold income tax and NICs at time of exercise. Your employer will calculate the income tax and NICs due on the exercise of your New SARs and account for these amounts to HMRC on your behalf. If, for any reason, your employer is unable to withhold the income tax under the Pay As You Earn (“PAYE”) system or by another method permitted in the applicable form of your new stock appreciation rights agreement, you must reimburse your employer for the tax paid within 90 days of the date of exercise of your New SARs. If you do not reimburse your employer for the income tax paid on your behalf within 90 days of the exercise date, you will be deemed to have received a loan from your employer in the amount of the income tax due, effective as of the exercise date. The loan will bear interest at the then-current HMRC official rate and it will be immediately due and repayable and your employer may recover it at any time by any of the means set forth in your new stock appreciation rights agreement.
On your employer’s annual tax and share plan returns, it is also required to report to HMRC the details of the exchange, the grant of the New SARs, the exercise of your New SARs, other related income and any tax withheld. You are responsible for reporting the exercise of your New SARs on your annual U.K. tax return and for reporting and paying any tax resulting from the sale of shares or the receipt of any dividends.

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